UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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TrustCo Bank Corp NY
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5 Sarnowski Drive, Glenville, New York 12302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of TrustCo Bank Corp NY:

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY, a New York corporation, will be held at Mallozzi’s Restaurant and Banquet House, 1930 Curry Road, Rotterdam, New York 12303, on May 21, 2015, at 4:00 pm local time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors.

2.	Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan.

3.	Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers.

4.	Ratification of the Appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors for 2015.

5.	Any other business that properly may be brought before the meeting or any adjournment thereof.

By Order of the Board of Directors,
Robert M. Leonard, Secretary

April 1, 2015

YOUR VOTE IS IMPORTANT

TO US

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED CARD AS PROMPTLY AS POSSIBLE. YOU MAY ALSO VOTE USING THE INTERNET OR TELEPHONE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

Important Notice Regarding the Internet Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 21, 2015:

This Notice, the Proxy Statement attached to this Notice and TrustCo’s Annual Report to shareholders for the year ended December 31, 2014 are available free of charge at www.edocumentview.com/TRST.

TRUSTCO BANK CORP NY

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2015

This proxy statement is furnished in connection with the solicitation by the board of directors of TrustCo Bank Corp NY (also referred to as “TrustCo” or the “Company”) of proxies to be voted at TrustCo’s Annual Meeting of Shareholders. The Annual Meeting will be held at 4:00 pm local time on Thursday, May 21, 2015, at Mallozzi’s Restaurant and Banquet House, 1930 Curry Road, Rotterdam, New York 12303. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about April 1, 2015.

The record date for the Annual Meeting is March 23, 2015. Only shareholders of record at the close of business on March 23, 2015 are entitled to notice of and to vote at the Annual Meeting. Shareholders of record on that date are entitled to one vote for each share of TrustCo common stock they hold. As of March 2, 2015, there were 94,955,593 shares of common stock outstanding.

The Annual Meeting will be held if a majority of the outstanding shares of TrustCo’s common stock, constituting a quorum, is represented at the meeting. If shareholders return a properly executed proxy card, their shares will be counted for purposes of determining a quorum at the meeting, even if they abstain from voting. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum. If a shareholder owns shares in “street name” through a bank or broker, the shareholder may instruct his or her bank or broker how to vote the shares. A “broker non-vote” occurs when a shareholder who owns shares through a bank or broker fails to provide the bank or broker with voting instructions and either the bank or broker does not have the discretionary authority to vote the shares on a particular proposal or the bank or broker otherwise fails to vote the shares.

Under the rules of the NASDAQ Stock Market and the New York Stock Exchange, brokers do not have discretionary authority to vote shares on proposals that are not “routine.” Proposal 1 (Election of Directors), Proposal 2 (Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan, and Proposal 3 (Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers) would not be considered routine matters under the NASDAQ Stock Market and New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on those proposals. If a shareholder wishes for his or her shares to be voted on these matters, the shareholder must provide his or her broker with voting instructions. Proposal 4 (Ratification of the Appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors) is considered a routine matter, so the bank or broker will have discretionary authority to vote shares held in street name on this item.

All shares of TrustCo’s common stock represented at the Annual Meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If shareholders return a signed proxy card but fail to instruct how the shares registered in their names must be voted, the shares will be voted as recommended by TrustCo’s board of directors. The board of directors recommends that shareholders vote:

•	“FOR” each of the nominees for director,

•	“FOR” approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan,

•	“FOR” the approval of the nonbinding advisory resolution approving the compensation of TrustCo’s named executive officers, and

•	“FOR” ratification of the appointment of Crowe Horwath LLP as TrustCo’s independent auditors.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority. TrustCo does not know of any other matters to be presented at the Annual Meeting.

Any shareholder executing a proxy solicited under this proxy statement has the power to revoke it by giving written notice to the Secretary of TrustCo at its main office address or at the meeting of shareholders at any time prior to the exercise of the proxy.

TrustCo will solicit proxies primarily by mail, although proxies also may be solicited by directors, officers, and employees of TrustCo or TrustCo’s wholly-owned subsidiary, Trustco Bank. These persons may solicit proxies personally or by telephone, and they will receive no additional compensation for such services. TrustCo also has retained Regan & Associates, Inc. to aid in the solicitation of proxies for a solicitation fee of $12,500 plus expenses and a delivery fee of $2,250. The entire cost of this solicitation will be paid by TrustCo.

THE ANNUAL MEETING

A description of the items to be considered at the Annual Meeting, as well as other information concerning TrustCo and the meeting, is set forth below.

Proposal 1 - Election of Directors

The first item to be acted upon at the Annual Meeting is the election of three directors to serve on the TrustCo board of directors. The nominees for election as directors for three-year terms expiring at TrustCo’s 2018 Annual Meeting are Thomas O. Maggs, Robert J. McCormick and William J. Purdy. Each of the nominees is an incumbent director and was approved by TrustCo’s board of directors.

TrustCo’s Certificate of Incorporation provides that TrustCo’s board of directors will consist of not less than five nor more than fifteen members, with, under TrustCo’s Bylaws, the total number of directors to be fixed by resolution of the board or the shareholders. Currently, the number of directors is fixed at eight. TrustCo’s Certificate of Incorporation and Bylaws require TrustCo’s board to be divided into three classes, as nearly equal in number as possible, with one class to be elected each year for a term of three years.

The pages that follow set forth information regarding TrustCo’s nominees, as well as information regarding the remaining members of TrustCo’s board. Proxies will be voted in accordance with the specific instructions contained in the proxy card; properly executed proxies that do not contain voting instructions will be voted “For” the election of TrustCo’s nominees. If any such nominee becomes unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as TrustCo’s board may recommend. Each of TrustCo’s nominees has consented to being named in this proxy statement and to serve if elected. The board of directors has no reason to believe that any nominee will decline or be unable to serve if elected.

Information with regard to the business experience of each director and nominee and the ownership of common stock on December 31, 2014 has been furnished by each director and nominee or has been obtained from TrustCo’s records. TrustCo’s common stock is the only class of its equity securities outstanding.

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS(1) FOR

THREE-YEAR TERMS TO EXPIRE IN 2018

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation(2)	No. of Shares (3)	Percent of Class
Thomas O. Maggs, Age 70, President, Maggs & Associates, The Business Insurance Brokers, Inc. (insurance broker). Director of TrustCo and Trustco Bank from 2005-present. Chairman of the Board of Directors of TrustCo and Trustco Bank for 2015. Mr. Maggs contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	79,827	*

Robert J. McCormick, Age 51, President and Chief Executive Officer of TrustCo since January 2004, Chairman 2009 and 2010, executive officer of TrustCo from 2001-present and Chief Executive Officer of Trustco Bank from November 2002-present. Director of TrustCo and Trustco Bank from 2005-present. Joined Trustco Bank in 1995. Mr. McCormick contributes his skills and knowledge obtained from being the chief executive officer of the Company and Trustco Bank. Robert J. McCormick is the son of Robert A. McCormick.	2,440,632	2.57

*	Less than 1%

See footnotes on page 7.

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation(2)	No. of Shares (3)	Percent of Class

William J. Purdy, Age 80, President, Welbourne & Purdy Realty, Inc. Director of TrustCo and Trustco Bank from 1991-present. Chairman of the Board of Directors of TrustCo and Trustco Bank for 2011. Mr. Purdy contributes his knowledge regarding commercial and residential real estate, his experience as an entrepreneur operating a successful business enterprise, and his skills for developing and evaluating business strategies.	82,724	*

OTHER TRUSTCO DIRECTORS(1)

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation(2)	No. of Shares (3)	Percent of Class
Dennis A. De Gennaro, Age 70, President and Chief Executive Officer, Camelot Associates, Corp. (commercial and residential home builder and developer). Director of TrustCo and Trustco Bank from 2009-present. Mr. De Gennaro is highly knowledgeable about commercial and residential real estate in the Capitol Region of New York and contributes his organization skills and experience from operating a successful business enterprise.	83,737	*

Joseph A. Lucarelli, Age 74, President, Traditional Builders (residential home builder and developer). Director of TrustCo and Trustco Bank from 1999-present. Chairman of the Board of Directors of TrustCo and Trustco Bank for 2014. Mr. Lucarelli is highly knowledgeable about commercial and residential real estate in the Capitol Region of New York and contributes his organization skills and experience from operating a successful business enterprise.	302,695	*

Anthony J. Marinello, M.D., Ph.D., Age 59, Physician. Director of TrustCo and Trustco Bank from 1995-present. Chairman of the Board of Directors of TrustCo and Trustco Bank for 2013. Dr. Marinello contributes his experience as an entrepreneur operating a successful medical practice and his skills for developing and evaluating business strategies.	85,923	*

*	Less than 1%

See footnotes on page 7.

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation(2)	No. of Shares (3)	Percent of Class

Robert A. McCormick, Age 78, Chairman of TrustCo and Trustco Bank 2001-2008. Chairman, President & Chief Executive Officer of TrustCo and Trustco Bank 1984-2002. Director of TrustCo and Trustco Bank from 1980-present. Mr. McCormick retired as an executive officer of TrustCo and Trustco Bank as of November 1, 2002. Mr. McCormick has been associated with TrustCo for more than 30 years and has vast experience with all aspects of its operations. Robert A. McCormick is the father of Robert J. McCormick.	784,076	*

William D. Powers, Age 73, Consultant, Chairman of the Board of Directors for TrustCo and Trustco Bank for 2012. Director of TrustCo and Trustco Bank from 1995-present. Mr. Powers contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	133,641	*

INFORMATION ON TRUSTCO EXECUTIVE OFFICERS

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation	No. of Shares (3)	Percent of Class

Robert T. Cushing, Age 59, Executive Vice President and Chief Operating Officer of TrustCo and Trustco Bank from December 16, 2014-present. Executive Vice President and Chief Financial Officer of TrustCo from January 2004-December 16, 2014, President, Chief Executive Officer and Chief Financial Officer of TrustCo from November 2002-December 2003. Executive officer of TrustCo and Trustco Bank from 1994-present. Joined TrustCo and Trustco Bank in 1994.	862,449	*

*	Less than 1%

See footnotes on page 7.

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation	No. of Shares (3)	Percent of Class
Robert M. Leonard, Age 52, Secretary of TrustCo and Trustco Bank 2003-2006 and 2009-present. Assistant Secretary of TrustCo and Trustco Bank 2006-2009. Executive Vice President of TrustCo and Trustco Bank from 2013-present. Senior Vice President of TrustCo and Trustco Bank from 2010-2013. Administrative Vice President of TrustCo and Trustco Bank 2004-2009. Executive officer of TrustCo and Trustco Bank from 2003-present. Joined Trustco Bank in 1986.	104,527	*

Michael M. Ozimek, Age 40, Senior Vice President and Chief Financial Officer of TrustCo and Trustco Bank from December 2014-present, Administrative Vice President of Trustco Bank from 2010-2014. Executive officer of TrustCo and Trustco Bank from 2014-present. Joined TrustCo and Trustco Bank in 2002.	38,771	*

Scot R. Salvador, Age 48, Executive Vice President and Chief Banking Officer of TrustCo and Trustco Bank from January 2004-present. Executive officer of TrustCo and Trustco Bank from 2004-present. Joined Trustco Bank in 1995.	517,221	*

Eric W. Schreck, Age 48, Senior Vice President and Florida Regional President Trustco Bank from 2009-present. Treasurer of TrustCo from 2010-present. Executive officer of TrustCo and Trustco Bank from 2010-present. Joined Trustco Bank in 1989.	107,827	*

Sharon J. Parvis, Age 64, Assistant Secretary of TrustCo and Trustco Bank from 2005-present, Vice President of Trustco Bank from 1996-present. Executive officer of TrustCo and Trustco Bank from 2005-present. Joined Trustco Bank in 1987.	31,285	*

Thomas M. Poitras, Age 52, Assistant Secretary of TrustCo and Trustco Bank 2003-2006 and 2009-present. Secretary of TrustCo and Trustco Bank 2006-2009, Vice President of Trustco Bank from 2001-present. Executive officer of TrustCo and Trustco Bank from 2005-present. Joined Trustco Bank in 1986.	74,830	*

*	Less than 1%

See footnotes on page 7.

TRUSTCO DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (15 INDIVIDUALS) BENEFICIALLY OWN 5,730,165 SHARES OF COMMON STOCK, WHICH REPRESENTS 6.0% OF THE OUTSTANDING SHARES.

Footnotes:

(1)	Directors of TrustCo Bank Corp NY are also directors of Trustco Bank.
(2)	Each of the directors has held, or retired from, the same position or another executive position with the same employer during the past five years.
(3)

Each director and executive officer named herein has sole voting and investment power with respect to the shares listed above except as noted below. Voting or investment power is shared by the spouse or other immediate family members with respect to the number of shares indicated for the following directors or executive officers: Dennis A. De Gennaro, 78,247 shares, Dr. Anthony J. Marinello, 35,815 shares; William D. Powers, 124,501 shares; Robert A. McCormick, 69,994 shares; Robert J. McCormick, 243,994 shares; and Thomas M. Poitras, 5,506 shares. Voting or investment power is held by the spouse or other immediate family members with respect to the number of shares indicated for the following directors or executive officers, each of whom disclaims beneficial ownership of such securities: Joseph A. Lucarelli, 23,805 shares; Dr. Anthony J. Marinello, 6,606 shares; Robert M. Leonard, 18,923 shares; Eric W. Schreck, 713 shares; and Thomas M. Poitras, 2,278 shares. Included for Robert J. McCormick are 603,859 shares in trust at Trustco Bank for which Robert J. McCormick is co-trustee, and 379,217 shares that are held by Trustco Bank as a co-trustee of trusts for the benefit of Robert J. McCormick or his family. The number of shares described above as beneficially owned by each of the directors and executive officers includes options to acquire the following number of shares that are either currently exercisable or will become exercisable within 60 days of the date of this proxy statement: Robert T. Cushing, 345,400 shares; Dennis A. De Gennaro, 2,000 shares, Robert M. Leonard, 45,400 shares; Joseph A. Lucarelli, 8,000 shares; Thomas O. Maggs, 6,000 shares; Dr. Anthony J. Marinello, 8,000 shares; Robert A. McCormick, 8,000 shares; Robert J. McCormick, 690,600 shares; Michael O. Ozimek, 32,000 shares, William D. Powers, 8,000 shares; William J. Purdy, 8,000 shares; Scot R. Salvador, 395,400 shares; Sharon J. Parvis, 29,700 shares; Thomas M. Poitras, 32,000 shares, and Eric W. Schreck, 30,400 shares.

Board Meetings and Committees

TrustCo’s full board held nine meetings during 2014. All of the directors, except for Robert A. McCormick and Robert J. McCormick, would be considered to be “independent directors” under the listing qualifications rules for companies such as TrustCo, whose shares are traded on The NASDAQ Stock Market. TrustCo’s independent directors met in executive session twice during 2014. All directors fully attended all eight board meetings, and all independent directors fully attended both executive session meetings during 2014.

TrustCo maintains a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee. The charter of each of the committees may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” tab.

The Nominating and Corporate Governance Committee held seven meetings in 2014. The directors currently serving on the Nominating and Corporate Governance Committee are Joseph A. Lucarelli (Chairman), Dennis A. De Gennaro, Thomas O. Maggs, Dr. Anthony J. Marinello,

William D. Powers, and William J. Purdy. All members fully attended all seven meetings during 2014. The function of the Nominating and Corporate Governance Committee is to assist the board by recommending and reviewing individuals for consideration as directors and develop and annually review governance guidelines applicable to the Company.

TrustCo’s Audit Committee held four meetings in 2014. The directors currently serving on the Audit Committee are William D. Powers (Chairman), Dennis A. De Gennaro, Joseph A. Lucarelli, Dr. Anthony J. Marinello, Thomas O. Maggs, and William J. Purdy. All members fully attended all four meetings in 2014. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; the committee’s functions also include the review of TrustCo’s and Trustco Bank’s internal audit procedures and the review of the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of external audit firms by TrustCo and Trustco Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under “Audit Committee” for a more detailed description of the Audit Committee’s activities.

TrustCo’s Compensation Committee held six meetings in 2014. The directors currently serving on the Compensation Committee are Joseph A. Lucarelli (Chairman), Dennis A. De Gennaro, Thomas O. Maggs, Dr. Anthony J. Marinello, William D. Powers, and William J. Purdy. All members fully attended all six meetings during 2014. The function of the Compensation Committee is to generally oversee the employee compensation and benefit policies, plans and programs of TrustCo and Trustco Bank, including the establishment, annual review and approval of the compensation of the executive officers. In addition, the Compensation Committee is responsible for annually reviewing board compensation and making appropriate recommendations for changes thereto. Please refer to the discussion under “Executive Compensation” for a more detailed description of the Compensation Committee’s activities relative to the named executive officers.

Board Leadership Structure and Role in Risk Oversight

The position of TrustCo’s chairman of the board and the office of its president and chief executive officer are held by different persons. The chairman of the board, Thomas O. Maggs, is an independent director who has been a member of the board since 2005. Mr. Maggs became chairman in January 2015. The policy of TrustCo’s board of directors is that the positions of chief executive officer and chairman of the board should be separated and that the position of chairman of the board should rotate among TrustCo’s independent directors on an annual basis. Mr. Maggs is a member of the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee.

The board of directors has determined that the separation of the roles of chairman of the board and chief executive officer will enhance board independence and oversight. More specifically, the board believes that separating the roles will allow the Company’s president and chief executive officer, Robert J. McCormick, to better focus on developing and implementing corporate initiatives, enhancing shareholder value and strengthening our business and operations, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management.

The board of directors as a whole is ultimately responsible for risk management oversight of TrustCo and its subsidiaries; in carrying out its responsibilities in this area, the board has delegated important duties to its committees. For example, the Audit Committee assists the full board with respect to the adequacy of TrustCo’s internal controls and financial reporting process, the independence and performance of TrustCo’s internal and external auditors, and compliance with legal and regulatory requirements. In addition, the Compensation Committee has the authority to conduct annual reviews of the Company’s incentive compensation practices to assess the extent to which such arrangements and practices encourage risk-taking and whether the level of encouragement of such risk-taking is appropriate under the circumstances. The Compensation Committee has concluded that the compensation policies are not reasonably likely to have a material adverse effect on the Company.

The entire board reviews and approves, on an annual basis, all significant policies that address risk within TrustCo’s consolidated organization, including credit risk, interest rate risk, liquidity risk, and compliance risk. The board monitors risk through reports received on a periodic basis from management, and the board annually approves the Company’s contingency plan as well as its insurance program.

Director Nominations

Each of the nominees slated for election at the Annual Meeting was considered and selected by the Nominating and Corporate Governance Committee and unanimously approved by TrustCo’s independent directors.

The Nominating and Corporate Governance Committee is appointed by the board of directors in part to review and identify individuals qualified to become board members and to recommend to the board the director nominees for the Annual Meeting of Shareholders.

As a general matter, the board believes that a candidate for board membership should have high personal and professional ethics, integrity, and values; an inquiring and independent mind, practical wisdom, and mature judgment; broad policy-making experience in business, government, or community organizations; expertise useful to TrustCo and complementary to the background and experience of other board members; willingness to devote the time necessary to carrying out the duties and responsibilities of board membership; commitment to serve on the board over a period of several years to develop knowledge about TrustCo, its strategy, and its principal operations; and willingness to represent the best interests of all of TrustCo’s constituencies. Although neither the committee nor the full board of directors has a formal policy with respect to diversity, the committee and the board have a general objective of having a board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience, and viewpoints.

After a potential candidate is identified, the committee will investigate and assess the qualifications, experience, and skills of the candidate. The investigation process may, but need not, include one or more meetings with the candidate by a member or members of the committee. From time to time, but at least once each year, the committee meets to evaluate the needs of the board and to discuss the candidates for nomination to the board. Such candidates may be presented to the shareholders for election or appointed to fill vacancies. All nominees must be approved by the committee and by a majority of the independent members of the board.

The committee will consider written recommendations by shareholders for nominees for election to the board. The persons identified in such recommendations will be evaluated under the same criteria and procedures used for other board candidates. Under TrustCo’s Bylaws, written nominations of persons for election to the board of directors must be delivered or mailed to the board not less than 14 and not more than 50 days prior to any meeting of shareholders called for the purpose of the election of directors, or not later than 7 days prior to the meeting if less than 21 days notice of the meeting is provided.

Audit Committee

The Audit Committee of TrustCo’s board is responsible for providing oversight of TrustCo’s accounting functions, internal controls, and financial reporting process. The Audit Committee is composed of six directors, each of whom is independent under the listing standards of The NASDAQ Stock Market, and each member of the Audit Committee satisfies the “financial sophistication” requirement also set forth in those listing standards. Each Audit Committee member also satisfies the additional independence requirements contained in the Securities Exchange Act of 1934 for members of public company audit committees. The board of directors has determined the Company does not have an Audit Committee “financial expert” serving on the Audit Committee. However, to assist in the performance of its duties, the Audit Committee retained Marvin and Company, PC, an independent accounting firm, as a consultant to the committee. As consultants to the Audit Committee, a Marvin and Company managing partner participates, fully in all Audit Committee meetings, reviews all materials presented to the Audit Committee, serves to respond to questions and inquiries from Audit Committee members and questions internal audit department personnel, representatives of the Company, independent accountants and management prior to, during and as follow up to Audit Committee meetings.

TrustCo’s board believes that in order to fulfill all the functions of the board and the Audit Committee, each member of the board and the Audit Committee should meet all the criteria that have been established by the board for board membership and that it is not in the best interests of TrustCo to nominate as a director someone who does not have all the experience, attributes, and qualifications that TrustCo seeks. Further, the board believes that the present members of the Audit Committee have sufficient knowledge and experience in financial affairs to effectively perform their duties.

The Audit Committee operates under a written charter approved by the board of directors. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes or revisions that the committee considers necessary or appropriate. A copy of the Audit Committee’s charter may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” tab.

The following table presents fees for professional audit services, as well as other professional or consulting services, rendered by Crowe Horwath LLP, TrustCo’s independent accounting firm. The services included audits of TrustCo’s annual consolidated financial statements for the years ended December 31, 2014 and 2013 and of the effectiveness of internal controls over financial reporting, tax return preparation services, and other services provided by Crowe Horwath LLP during 2014 and 2013.

	2014	2013
Audit fees	$393,500	$362,000
Audit related fees(1)	15,000	2,750
Tax fees(2)	170,074	191,140
All other fees(3)	--	27,000

Total Fees	$578,574	$582,890

(1)	For 2014, audit related fees consisted of consent procedures for S-3 registration statements filed with the SEC. For 2013, audit related fees consisted of accounting research.
(2)	For 2014 and 2013, tax fees consisted of tax return preparation services and assistance with tax audits.
(3)	For 2013, all other fees consisted of services provided for the XBRL structure and content reviews of TrustCo’s annual report to be filed with the SEC.

It is the Audit Committee’s policy to preapprove all audit and nonaudit services provided by the Company’s independent accountants. In considering nonaudit services, the Audit Committee will consider various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent accountants and whether the service could compromise the independence of the independent accountants. In certain circumstances, the Audit Committee’s policies and procedures provide the committee’s chairman with the authority to preapprove services from the Company’s independent accountants, which such approval is then reviewed and approved at the next Audit Committee meeting. Accordingly, all of the services described above were approved by the Audit Committee.

Audit Committee Report. The Audit Committee’s responsibility is to monitor and oversee TrustCo’s financial reporting and audit processes and to otherwise conduct its activities as provided for in its charter. Management is responsible for TrustCo’s internal controls and financial reporting process. TrustCo’s independent accountants for 2014, Crowe Horwath LLP, were responsible for performing an independent audit of TrustCo’s consolidated financial statements and the effectiveness of TrustCo’s internal controls over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. TrustCo’s Internal Audit Department is responsible for monitoring compliance with internal policies and procedures. In performing its oversight, the Audit Committee reviews the performance of Crowe Horwath LLP and TrustCo’s internal auditors.

In connection with these responsibilities, the Audit Committee met with management and Crowe Horwath LLP to review and discuss TrustCo’s December 31, 2014 and 2013 consolidated financial statements. The Audit Committee also discussed with Crowe Horwath LLP the matters required to be communicated to audit committees in accordance with professional standards and received the written disclosures and a letter from Crowe Horwath LLP required by relevant regulatory and professional standards regarding auditor communications with audit committees concerning independence.

Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described in the preceding paragraphs, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in TrustCo’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:	William D. Powers, Chairman
Dennis A. De Gennaro
Joseph A. Lucarelli
Dr. Anthony J. Marinello
Thomas O. Maggs
William J. Purdy

Shareholder Communications with Board and Board Attendance at Annual Meeting of Shareholders

TrustCo provides an informal process for shareholders to send communications to the board. Shareholders who wish to contact the board or any of its members may do so in writing to TrustCo Bank Corp NY, Attention: Corporate Secretary, P.O. Box 1082, Schenectady, New York 12301-1082.

Although TrustCo does not have a policy with regard to board members’ attendance at the Annual Meeting of Shareholders, the directors are encouraged to attend such meetings, and all of the directors attended the 2014 Annual Meeting.

Vote Required and Recommendation

The three nominees for election to the TrustCo board for three-year terms expiring at the 2018 Annual Meeting of Shareholders who receive the greatest number of votes will be elected to the board. Each nominee must, however, receive the affirmative vote of a majority of the outstanding shares of TrustCo common stock in order to be elected a director.

THE TRUSTCO BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD.

Proposal 2 - Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan

General

TrustCo is seeking shareholder approval of the TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was adopted by the TrustCo board in December 2010 on the recommendation of the Compensation

Committee and was approved by shareholders at the 2011 Annual Meeting of Shareholders. The board approved an amendment, for which shareholder approval was not required, to the Equity Incentive Plan in March 2012, and, on March 17, 2015, on the recommendation of the Compensation Committee, the board amended and restated the Equity Incentive Plan and directed that the Equity Incentive Plan be submitted to the shareholders at the Annual Meeting.

The principal change contained in the Equity Incentive Plan as presented in this proxy statement is the increase in the number of shares or share equivalents available for award. As of December 31, 2014, there were 667,750 shares remaining that may be issued pursuant to awards of options or restricted stock and the equivalent of 99,600 shares are remaining available for issuance as stock appreciation rights (“SARs”), restricted stock units, performance units, or performance shares. TrustCo is therefore seeking approval of the Equity Incentive Plan in order to make an additional 332,250 shares of our common stock available for issuance pursuant to awards of options or restricted stock and the equivalent of an additional 900,400 shares available for issuance as SARs, restricted stock units, performance units, or performance shares. The result of authorizing additional shares and share equivalents under the Equity Incentive Plan is that, if shareholders approve the Equity Incentive Plan, there will be an aggregate of 2,332,250 shares authorized for issuance as options or restricted stock under the Equity Incentive Plan, with 1,000,000 of such shares being available for future awards, and the equivalent of, in the aggregate, 1,400,400 share equivalents authorized to be issued as SARs, restricted stock unis, performance units, or performance shares, with 1,000,000 of such share equivalents being available for future awards Shareholder approval of the Equity Incentive Plan at the Annual Meeting will also constitute approval of the performance measures identified below under “Performance-Based Awards,” for purposes of the shareholder approval requirements of Section 162(m) of the U.S. Internal Revenue Code (also referred as the “Code”). Under Section 162(m), the material terms of the performance goals outlined within the Equity Incentive Plan must be disclosed to and reapproved by the stockholders at least every five years; TrustCo shareholders last approved the performance measures under the Equity Incentive Plan in 2011.

If shareholders fail to approve the Equity Incentive Plan, TrustCo will continue to operate under the Equity Incentive Plan as currently in effect, but without the increased number of shares or share equivalents described above and without the approval of the performance measures for purposes of Section 162(m) of the Code.

The principal features of the Equity Incentive Plan are summarized in this proxy statement. You should read the Equity Incentive Plan for a full statement of its legal terms and conditions. Appendix I to this proxy statement contains the full text of the Equity Incentive Plan as proposed to be approved by the shareholders.

Purposes of the Equity Incentive Plan

The purpose of the Equity Incentive Plan is to advance the interests of TrustCo and its stockholders by providing key employees with additional incentives and motivation toward superior performance through the opportunity to acquire equity ownership in TrustCo, and by enabling TrustCo and its subsidiaries to attract and retain the services of talented employees. At the same time, the board and the Compensation Committee work together to ensure that the plan, in conjunction with TrustCo’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on TrustCo.

Under the Equity Incentive Plan, TrustCo may grant or award stock options, SARs, restricted stock, restricted stock units, performance units, and performance shares to persons eligible to participate in the plan, who, in general, are any executive, key managerial employee or other employee of the Company or its subsidiaries who is a regular, full-time, salaried employee. The Equity Incentive Plan will remain in effect, subject to the board’s right to terminate the plan earlier, until all awards made under it have been exercised or expired. However, no award may be granted under the plan on or after December 21, 2020.

Administration

The Compensation Committee administers the Equity Incentive Plan and has the authority to determine the type or types of awards to be made under the plan and to designate the employees who will receive such awards. The Compensation Committee is authorized to interpret the Equity Incentive Plan, to adopt rules for the plan and to make all other determinations necessary for the administration of the plan.

The Compensation Committee may authorize TrustCo’s Chief Executive Officer and other senior officers to recommend recipients of awards under the plan, to determine the terms and conditions of any such awards, and to take such other actions that the Compensation Committee may take under the plan. The Compensation Committee may not, however, delegate authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section I62(m) of the Internal Revenue Code. TrustCo’s Compensation Committee is comprised of independent members of TrustCo’s board of directors. Currently, the members of the Compensation Committee are Joseph A. Lucarelli (Chairman), Dennis A. De Gennaro, Thomas O. Maggs, Dr. Anthony J. Marinello, William D. Powers, and William J. Purdy.

Shares Subject to the Equity Incentive Plan

The total number of shares of common stock that may be issued pursuant to awards of options or restricted stock under the Equity Incentive Plan may not exceed 2,332,250, with 1,000,000 of such shares remaining available for future awards as of December 31, 2014, and the total number of awards of SARs, restricted stock units, performance units or performance shares may not exceed the equivalent of 1,400,400 shares, also with 1,000,000 of such share equivalents remaining available for future awards as of December 31, 2014. (TrustCo will not issue shares of common stock upon the issuance or exercise of SARs, restricted stock units, performance units or performance shares.) Such number of shares will be adjusted proportionately if there is a change in outstanding shares due to a stock dividend or split, recapitalization, merger, or other similar corporate change. The shares of common stock to be issued under the Equity Incentive Plan may consist of authorized but unissued stock or treasury stock.

Shares of TrustCo’s common stock subject to an option that have not become outstanding will not be available for re-issuance under the Equity Incentive Plan if the option expires or terminates without having been exercised in full (including, without limitation, cancellation and re-grant), or if an option is exercised or settled in a manner such that some or all of the shares of stock related to the option are not issued. If any awards under the Equity Incentive Plan are forfeited for any reason, or settled in cash in lieu of stock or in a manner such that some or all of the shares of stock related to the award are not issued (including as a result of the use of shares for tax withholding), such shares will not be available for issuance under the Equity Incentive Plan.

Participation

Historically, approximately 20 of TrustCo’s eligible employees receive awards under TrustCo’s equity-based incentive plans in any given year.

Awards under the Equity Incentive Plan are subject to the following limits:

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no participant may be granted during any calendar year awards consisting of options or restricted stock that are exercisable for or relate to more than 500,000 shares of common stock (subject to adjustments for stock dividends, stock splits and similar events) and

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no participant may be granted during any calendar year awards consisting of units denominated in shares of common stock (other than awards consisting of options or restricted stock) covering or relating to more than 500,000 shares of common stock (subject to adjustments for stock dividends, stock splits and similar events).

Plan Benefits

Awards under the Equity Incentive Plan are subject to the discretion of the Compensation Committee. As a result, it is not possible to determine the specific amounts and types of awards that may be granted in the future under the Equity Incentive Plan because the grant of awards under the Equity Incentive Plan is within the discretion of the Compensation Committee.

During 2014, the Compensation Committee and the full board of directors approved awards of incentive stock options, restricted stock units and performance shares to eligible employees, including TrustCo’s named executive officers, under the Equity Incentive Plan. The exercise price of all options granted was $7.22, the closing price of TrustCo’s common stock on November 18, 2014. The options awarded to employees and officers of TrustCo vest in equal amounts over a five year period, with all options being fully vested as of November 18, 2019 and expiring on November 18, 2024. The awards of performance shares under the Equity Incentive Plan are subject to both a time-based vesting condition and a performance goals condition. The periods of restriction applicable to the restricted stock unit awards will lapse as to all units awarded under Equity Incentive Plan on November 18, 2017. These grants are not contingent upon ratification and approval of the Equity Incentive Plan by shareholders at the Annual Meeting. If the shareholders do not ratify and approve the Equity Incentive Plan at the Annual Meeting, these grants will remain outstanding.

The following table sets forth information with respect to awards under the Equity Incentive Plan on made in 2014.

Name and Position or Group	Number of Options	Number of Restricted Stock Units	Number of Performance Shares
Robert J. McCormick, President & Chief Executive Officer	50,000	16,250	23,250
Michael M. Ozimek, Senior Vice President and Chief Financial Officer	3,750	1,100	1,500
Robert T. Cushing, Executive Vice President and Chief Operating Officer	28,000	8,250	12,250
Scot R. Salvador, Executive Vice President and Chief Banking Officer	28,000	8,250	12,250
Robert M. Leonard, Executive Vice President and Secretary	28,000	8,250	12,250
Eric W. Schreck, Treasurer	7,250	2,250	3,000
Executive group	145,000	44,350	64,500
Non-executive officer employee group	33,250	13,800	18,500

Please refer to the discussion under “Executive Compensation – Compensation Discussion and Analysis” and “Grants of Plan-Based Awards for 2014” for additional information with respect to awards made in 2014 under the Equity Incentive Plan.

Additional Equity Compensation Plan Information

The table below shows information regarding awards outstanding and common shares available for issuance (as of December 31, 2014) under the Equity Incentive Plan and the TrustCo Bank Corp NY Amended and Restated 2010 Directors Equity Incentive Plan, discussed below, which are our only compensation plans under which we may issue additional shares of our stock:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,693,050	$8.27	896,750
Equity compensation plans not approved by security holders	--	N/A	--

Total	2,693,050	$8.27	896,750

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the Equity Incentive Plan. The Compensation Committee has complete discretion in determining the number of options granted to a participant and may grant any type of option to purchase common stock that is permitted by law at the time of grant.

Stock options granted under the Equity Incentive Plan may be either “incentive stock options,” (“ISO”) which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options (referred to as “nonstatutory” or “nonqualified” stock options), as determined by the Compensation Committee and stated in the option agreement relating to the option grant. The exercise price of each option is set by the Compensation Committee but cannot be less than 100% of the fair market value of TrustCo’s common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more shareholder, 110% of that fair market value). The fair market value of TrustCo common stock is generally determined as the closing price of the stock as reported on the Nasdaq Global Select Market on the option grant date. The exercise price of any stock options granted under the Equity Incentive Plan may be paid in cash, by tendering previously-acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, by any other means that the Compensation Committee determines to be consistent with the Equity Incentive Plan’s purpose and applicable law or by a combination of the foregoing. TrustCo may not, under the Equity Incentive Plan, sponsor, or assist in any material way, any “cashless” exercise program pursuant to which payment for options to be exercised is made by surrendering other options, although this prohibition would not apply to third-party, broker-assisted “cashless” exercise programs.

Options awarded under the Equity Incentive Plan may be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee may approve. The Compensation Committee determines the period of time during which an option may be exercised, although no option may be exercisable after ten years from the date of grant (five years in the case of an ISO granted to an employee who is a ten-percent shareholder on the date of grant).

If a participant’s employment with TrustCo is terminated by reason of his or her death, disability, or retirement, the participant’s outstanding options will vest 100% and be deemed exercisable in full upon such termination, and the options may be exercised at any time prior to their expiration date or within three years after such date of termination, whichever period is the shorter. If the participant’s employment terminates for any reason other than death, disability or retirement, or other than involuntarily for cause, the rights under any then-outstanding option granted under the Equity Incentive Plan will terminate upon the expiration date of the option or one month after the termination date, whichever first occurs. If, however, such termination occurs after a change-in-control (as defined in the Equity Incentive Plan), the rights under any then-outstanding option will terminate upon the expiration date of the option or three years after such date of termination of employment, whichever first occurs. Where a participant’s termination of employment is involuntarily for cause, his or her rights under all options, whether or not such options are vested, will terminate immediately.

Stock Appreciation Rights

A “stock appreciation right” or “SAR” is the right to receive a payment from TrustCo equal to the excess of the fair market value of a share of TrustCo common stock at the date of exercise over a specified price fixed by the Compensation Committee on the date of grant, which such price may not be less than 100% of the fair market value of the stock on the date of grant. SARs may be exercised upon whatever terms and conditions the Compensation Committee, in its sole discretion, imposes upon the SARs.

Upon exercise of the SAR, the holder will be entitled to receive a cash payment of an amount determined by multiplying the difference between the fair market value of a share of common stock at the date of exercise over the price fixed by the Compensation Committee at the date of grant by the number of shares with respect to which the Stock Appreciation Right is exercised. Payment for SARs will be made in cash; at the time of grant, the Compensation Committee may establish a maximum amount per share that would be payable upon exercise of any SAR. SARs granted under the Equity Incentive Plan will expire no later than ten years after the date of grant. In the event the employment of a participant is terminated, any SARs outstanding will terminate in the same manner as described above for options.

Restricted Stock

Restricted stock awards are shares of TrustCo common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Subject to the terms and conditions of the Equity Incentive Plan and the applicable award agreement, upon delivery of shares of restricted stock to a participant, or creation of a book entry evidencing a participant’s ownership of such shares, the participant will have all of the rights of a shareholder with respect to such restricted shares.

Shares of restricted stock, however, may not be sold, pledged or otherwise transferred for such period of time as may be determined by the Compensation Committee and specified in the applicable award agreement or until the earlier satisfaction of other conditions (which may include the attainment of performance goals as described below). If a participant experiences a “separation from service” (as defined under the Equity Incentive Plan) because of his or her death or disability during the restricted period, such period will automatically terminate, and upon a separation from service for any other reason, then any shares of restricted stock still subject to the restriction period automatically will be forfeited and returned to TrustCo.

Restricted Stock Units

A restricted stock unit is a right to receive a payment equal to the value of a share of TrustCo common stock that is awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Restricted stock units are similar to restricted stock, except no shares are actually awarded to a participant, and the participant will have no rights of a shareholder with respect to the restricted stock units. All restricted stock units will be settled by a cash payment determined by reference to the then-current fair market value of TrustCo common stock.

The award agreement for the grant of the restricted stock units will specify the time period and other conditions (including the performance goals described below) following which TrustCo will make payment with respect to restricted stock units. Upon a separation from service of a participant because of his or her death or disability during the restricted period, such period will automatically terminate and the participant (or his or her beneficiary or successor) will be entitled to payment with respect to the restricted stock unit. Upon a separation from service for any other reason, any restricted stock units will be forfeited and returned to TrustCo.

Performance Units and Performance Shares

Performance units and performance shares granted to a participant are amounts credited to a bookkeeping account established for the participant. Each performance unit will have an initial value of $100.00, and each performance share initially will represent one share of TrustCo common stock. The Compensation Committee will set performance goals that, depending on the extent to which they are met, will determine the ultimate value to the participant of the performance unit or performance share. The time period during which the performance goals must be met also is to be determined by the Compensation Committee. The performance goals and time period will be set forth in the award agreement relating to the performance units or performance shares.

After the applicable performance period has ended, a holder of a performance unit or performance share will be entitled to receive the value of the award as determined by the extent to which performance goals applicable to the award have been met. Any such payment will be in cash and may be in a lump sum or installments as prescribed by the Compensation Committee and the applicable award agreement. Holders of performance units or performance shares will have no voting rights and no rights to dividends or other distributions with respect to such units or shares.

Upon a participant’s separation from service because of death, disability or retirement during a performance period, the participant will receive a pro rata payment based on the number of months’ service during the performance period but taking into account the achievement of performance goals during the entire performance period. Payment will be made as specified in the applicable award agreement after completion of the applicable performance period at the time payments are made to participants who did not have a separation from service during the performance period. If a participant experiences a separation from service for any reason other than death, disability, or retirement during the performance period, all performance units will be forfeited.

Performance Goals

Awards under the Equity Incentive Plan of restricted stock, restricted stock units, performance units, and performance shares may be subject to criteria and objectives determined by the Compensation Committee that must be satisfied or met during a specified time period as a condition to the participant’s receipt, in the case of a grant of the restricted stock, of the shares of TrustCo common stock subject to such grant, or in the case of restricted stock units, performance units, or performance shares, of payment with respect to such awards.

In the case of an award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code, the performance goals must be based on the attainment of objectively determinable performance goals based on one or more of the performance measures listed below:

•	basic earnings per share,

•	basic cash earnings per share,

•	diluted earnings per share,

•	diluted cash earnings per share,

•	net income,

•	cash earnings,

•	net interest income,

•	non-interest income,

•	general and administrative expense to average assets ratio,

•	cash general and administrative expense to average assets ratio,

•	efficiency ratio,

•	cash efficiency ratio,

•	return on average assets,

•	cash return on average assets,

•	return on average shareholders’ equity,

•	cash return on average shareholders’ equity,

•	return on average tangible shareholders’ equity,

•	cash return on average tangible shareholders’ equity,

•	core earnings,

•	operating income,

•	operating efficiency ratio,

•	net interest rate spread,

•	growth in fees and service charges income,

•	loan production volume,

•	growth in loan originations and loan origination fees,

•	non-performing loans,

•	loan charge offs (or net charge offs),

•	allowance for loan losses,

•	cash flow,

•	regulatory capital ratios,

•	deposit levels,

•	tangible assets,

•	improvement in or attainment of working capital levels,

•	maintenance of asset quality,

•	strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures,

•	goals relating to capital raising and capital management,

•	pre-tax pre-provision core operating earnings,

•	any other performance criteria established by the Compensation Committee, and

•	any combination of the foregoing.

If an award is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals must be set by the Compensation Committee within a prescribed time period (generally, prior to the 90th day of the applicable performance period). Performance goals may be particular to an award recipient or to the department, branch, affiliate, or division in which the recipient works, or may be based on the performance of TrustCo, one or more affiliates, (including Trustco Bank) TrustCo and one or more affiliates (including Trustco Bank), or a particular line of business. Performance goals may, but need not be, based upon a change or an increase or positive result and must cover such period as the Compensation Committee may specify. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases, and loan loss provisions. However, in the case of an award intended to qualify for the Section 162(m) exemption from the limitation on deductibility, such inclusion or exclusion will be made in compliance with Section 162(m).

Upon completion of the applicable restriction or performance period, the Compensation Committee will certify the level of the performance goals attained and the amount of the award payable as a result thereof.

Transferability of Awards

Options, SARs, unvested restricted stock, and other awards under the Equity Incentive Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution, subject to certain limited exceptions generally relating to transfers to immediate family members and for estate planning purposes.

Change of Control

Except as expressly provided otherwise in an award agreement, in the event of a change-in- control of TrustCo (as “change-in-control” is defined in the plan), all awards under the Equity Incentive Plan will vest 100%. As a result, all options will become exercisable in full, the restrictions applicable to restricted stock will terminate, and performance units and performance shares will be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the change-in-control, or at target, whichever is higher. All other awards, including SARs and restricted stock units, will be paid out based on the terms thereof. Depending on the nature of the change of control transaction, payment of certain awards may be delayed to comply with Section 409A of the Internal Revenue Code.

For purposes of the Equity Incentive Plan, a “change-in-control” will mean any one or more of the following:

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any individual, corporation (other than TrustCo or Trustco Bank) or other entity or group of persons acting in concert becomes the beneficial owner of securities of TrustCo or Trustco Bank possessing 20% or more of the voting power for the election of directors of either of those Companies,

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a consolidation, merger or other business combination is consummated that involves either TrustCo or Trustco Bank (or their securities) in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either TrustCo or Trustco Bank (or voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of TrustCo or Trustco Bank (or such other surviving entity or entities),

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during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of either TrustCo or Trustco Bank cease to constitute at least a majority thereof unless the election, or nomination for election by either TrustCo or Trustco Bank shareholders, of each new director was approved by a vote of at least two-thirds of the directors of either TrustCo or Trustco Bank then still in office who were directors of either at the beginning of any such period,

•	removal by the stockholders of all or any of the incumbent directors of either TrustCo or Trustco Bank other than a removal for cause, or

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the completion of a sale, lease, exchange or other transfer is completed (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either TrustCo or Trustco Bank to a party that is not controlled by or under common control with either TrustCo or Trustco Bank.

The Equity Incentive Plan as originally adopted contained an additional circumstance that would be considered a change-in-control, specifically, the announcement of any of the events described above as constituting a change-in-control. The Equity Incentive Plan as amended and restated no longer includes this circumstance within the definition.

Amendment and Termination

The board of directors may amend, suspend, or terminate the Equity Incentive Plan. Under this authority, the board has approved amendments to prohibit the reissuance of shares subject to expired or forfeited awards and to change the definition of change-in-control as described above. The Compensation Committee also may, to the extent permitted by the Equity Incentive Plan, amend the terms of any award granted under the plan, including any Award Agreement. Subject to certain exceptions, no such change, however, may be made without first obtaining the approval of TrustCo shareholders if the amendment would:

•	increase the maximum number of shares that may be sold or awarded under the plan or increase the maximum award limitations set forth in the plan,

•	decrease the minimum option price or grant price requirements applicable to options and SARs,

•	change the class of persons eligible to receive awards,

•	change performance goals,

•	extend the duration of the plan or the period during which options or SARs may be exercised, or

•	otherwise require shareholder approval to comply with any applicable law, regulation or rule.

In addition, no change to the plan or any award under the plan may be made that would materially impair the previously accrued rights of a participant without the written consent of that participant, unless the board of directors or the Compensation Committee determines that the amendment is necessary or advisable to comply with laws, regulations, rules or accounting standards.

The board or the Compensation Committee may adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan. Neither the board nor the Compensation Committee may make any adjustment that would cause an award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

Changes in Capital

In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger or consolidation, or spin-off, in order to prevent dilution or enlargement of participants’ rights under the Equity Incentive Plan, the Compensation Committee will adjust the number, class, and kind of securities that can be delivered under the plan and outstanding awards, the plan’s limits on the number of shares that can be subject to awards granted to a single participant during a single fiscal year, and the price, as applicable, of securities subject to awards outstanding under the plan.

Incentive-Based Compensation Recovery

Any award granted under the Equity Incentive Plan and any shares of common stock, cash, or other compensation received by an employee under the plan that constitutes incentive-based compensation may be subject to recovery by TrustCo under any compensation recovery, recoupment, or clawback policy that TrustCo may in the future adopt, including any policy that TrustCo may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Securities and Exchange Commission rules, or the requirements of any national securities exchange on which TrustCo stock may be listed. Each such employee must promptly return any such incentive-based compensation that TrustCo determines it is required to recover from such employee under any such policy.

Repricing

Neither the TrustCo board nor the Compensation Committee may authorize the repricing of an award without the prior approval of shareholders. For this purpose, the term “repricing” means any of the following or any other action that has the same effect:

•	to lower the exercise price or price per share of an award after it is granted,

•	to purchase for cash or shares an outstanding award at a time when its exercise price or price per share exceeds the fair market value of TrustCo common stock,

•	to take any other action that is treated as a repricing under generally accepted accounting principles, or

•	to cancel an award at a time when its exercise price or price per share exceeds the fair market value of TrustCo common stock in exchange for another award or TrustCo equity.

Tax Withholding Obligations

The Equity Incentive Plan authorizes TrustCo and TrustCo affiliates to withhold all applicable taxes from any award or payment under the Equity Incentive Plan and to take other actions necessary or appropriate to satisfy those tax obligations. Upon the exercise of options or the lapse of the period of restriction for restricted stock issued under the Equity Incentive Plan, participants may also satisfy withholding requirements, in whole or in part, by having TrustCo withhold shares of common stock having a fair market value equal to the minimum withholding amount.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Internal Revenue Code, regulations promulgated thereunder and judicial or ruling authorities, as in effect on the date of this summary, applicable to us and participants in connection with awards under the Equity Incentive Plan. Such authorities are subject to change, which change may be retroactive. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and a penalty tax in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local, or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.

The grant of options under the Equity Incentive Plan will not result in taxable income to the recipient of the option or an income tax deduction for TrustCo. However, the transfer of TrustCo common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for TrustCo depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for TrustCo in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares. The gain or loss will be long term or short term depending upon how long the stock is held by the participant prior to its sale.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for TrustCo if the holder has been an employee at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. TrustCo would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for TrustCo. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any of TrustCo common stock received are taxable to the participant as ordinary income and deductible by TrustCo.

A participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of TrustCo common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable reporting requirements, TrustCo will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in TrustCo’s taxable year in which that participant recognizes that ordinary income.

The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for TrustCo. The amount of cash paid or the then-current fair market value of common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by TrustCo.

The granting of a performance unit or performance share generally should not result in the recognition of taxable income by the recipient or a tax deduction by TrustCo. The payment or settlement of a performance unit or performance share should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by TrustCo. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and TrustCo will be similar to the tax consequences of restricted stock awards, described above.

Generally, any amount that is treated as ordinary income (compensation) will be subject to applicable withholding requirements.

Under Section 162(m) of the Internal Revenue Code, TrustCo may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to TrustCo’s principal executive officer and each of its other four most highly compensated executive officers (other than the principal executive officer) who are employed by TrustCo on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by TrustCo shareholders, is not subject to this deduction limitation. The Equity Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the Equity Incentive Plan will be qualified performance-based compensation and, assuming the Equity Incentive Plan is approved by the shareholders, deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Equity Incentive Plan allows the Compensation Committee discretion to award restricted stock, performance shares, performance units, cash-based awards, and other stock-based awards that are intended to be qualified performance-based compensation, as described under “Performance-Based Awards” above.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Equity Incentive Plan in connection with a “change of control” of TrustCo might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 2800 of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and TrustCo would be unable to claim a tax deduction for the excess parachute payment. In addition, to the extent the award is subject to Section 162(m), accelerated vesting prior to the time the performance criteria are satisfied, the award may not qualify as “performance-based” compensation. In such cases, the $1,000,000 limitation under Section 162(m) is reduced (but not below zero) by the amount, if any, that was paid to the executive but was not deductible under 280 G.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to approve the adoption of the TrustCo Bank Corp NY 2010 Equity Incentive Plan. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

Proposal 3 – Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers

Section 14A the Securities Exchange Act of 1934 requires TrustCo to provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers and the accompanying narrative. (This opportunity is often referred to as a “say-on-pay” vote or proposal.)

Although TrustCo’s shareholders have approved holding the say-on-pay vote every third year, TrustCo’s Compensation Committee and the full board of directors have determined that an annual advisory vote on the compensation of the named executive officers would better serve the Company and its shareholders. In the view of the board, since the compensation of the named executive officers is evaluated, adjusted as appropriate, and approved on an annual basis, the views of the Company’s shareholders as expressed in the say-on-pay advisory vote should also be considered annually. Annual advisory votes, in the view of the board, provide an effective means of communicating shareholder views about the Company’s executive compensation programs.

The say-on-pay proposal described below gives TrustCo shareholders the opportunity to endorse, or not endorse, the compensation of the named executive officers. The vote on the proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on TrustCo, its board of directors, and the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in more detail in the Compensation Discussion and Analysis, TrustCo seeks to offer a compensation structure for its executive officers designed to compare favorably with its peer group while taking into account the experience and responsibilities of each particular executive officer. TrustCo also seeks to provide compensation incentives that promote the enhancement of shareholder value in conjunction with encouraging and rewarding a high level of performance evidenced through the achievement of corporate and individual financial and business objectives and managing and minimizing the level of risk inherent in any compensation program. The Compensation Committee and the board of directors believe that the policies and procedures described in the Compensation Discussion and Analysis are effective in implementing the Company’s compensation program and achieving its goals and that the compensation of the Company’s named executive officers in 2014 reflects and supports these compensation policies and procedures.

Resolution

In light of the foregoing, TrustCo is asking shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of TrustCo Bank Corp NY approve, on an advisory basis, the compensation of the named executive officers, as disclosed in TrustCo’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and narrative disclosure.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to adopt the foregoing resolution approving the compensation of TrustCo’s named executive officers. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.

Proposal 4- Ratification of the Appointment of Independent Public Accounting Firm

The Audit Committee of TrustCo’s board of directors has recommended, and the board of directors on February 17, 2015 reappointed Crowe Horwath LLP as TrustCo’s independent accountants for the year ending December 31, 2015. At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the fiscal year ending December 31, 2015. Information with respect to the services provided in 2014 and 2013 to TrustCo by Crowe Horwath LLP is presented under the Audit Committee discussion, above. Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to ratify the appointment of Crowe Horwath LLP as TrustCo’s independent accountants for the year ending December 31, 2015. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 4 ON THE TRUSTCO PROXY CARD.

Other Matters

TrustCo’s board of directors is not aware of any other matters that may come before the Annual Meeting. If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, policies and components of TrustCo’s 2014 executive compensation program for its named executive officers. In addition, the CD&A will discuss and analyze the decisions of and actions taken by the Compensation Committee during, before and after 2014 as those decisions and actions relate to such objectives and policies and the compensation paid to or earned by the named executive officers during 2014.

Named Executive Officers

TrustCo has identified the following executive officers as its named executive officers for 2014:

•	Robert J. McCormick, President & Chief Executive Officer, TrustCo and Trustco Bank

•

Robert T. Cushing, Executive Vice President & Chief Operating Officer, TrustCo and Trustco Bank (effective as of December 16, 2014, in connection with Mr. Cushing’s anticipated retirement, effective May 31, 2015, Mr. Cushing’s title and responsibilities changed from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer of Trustco Bank)

•

Michael M. Ozimek, Senior Vice President and Chief Financial Officer, TrustCo and Trustco Bank (Mr. Ozimek became Senior Vice President and Chief Financial Officer effective December 16, 2014 in connection with Mr. Cushing’s anticipated retirement)

•	Scot R. Salvador, Executive Vice President & Chief Banking Officer, TrustCo and Trustco Bank

•	Robert M. Leonard, Executive Vice President & Secretary, TrustCo and Trustco Bank.

•	Eric W. Schreck, Treasurer, TrustCo, and Senior Vice President, Trustco Bank

Objectives of Executive Compensation Program

Our executive compensation program is designed to promote the following compensation objectives:

•	Encourage and reward the achievement of our short- and long-term financial and strategic objectives;

•	Align executive interests with the interests of our shareholders to ensure their focus on long-term return to shareholders and consideration of excessive risk mitigation; and

•	Provide a comprehensive compensation program that fosters the retention of current executive officers and will serve to attract new highly-talented, results-driven executives as the need may arise.

Executive Summary of Compensation Decisions for 2014

For the past several years, TrustCo has been transitioning its executive compensation program from a program with an emphasis on short-term and fixed pay to a program that puts a greater emphasis on long-term and performance-based compensation. The following summary highlights the key decisions made and actions taken by the Compensation Committee during and prior to 2014 with respect to the compensation paid to and earned by the named executive officers for 2014.

•

Retirement of Mr. Cushing – In December of 2014, after twenty years of service to TrustCo, Mr. Cushing announced his intention to retire as of May 31, 2015. In connection with retirement and the promotion of Mr. Ozimek to the position of Senior Vice President and Chief Financial Officer, Mr. Cushing became Executive Vice President and Chief Operating Officer. In order to help TrustCo transition to a new Chief Financial Officer, TrustCo requested that Mr. Cushing serve as a consultant to TrustCo through December 31, 2015. In connection therewith, in December of 2014, the Company’s board of directors approved a consulting agreement for Mr. Cushing, effective from June 1, 2015 through December 31, 2015.

•

Promotion of Mr. Ozimek – In December of 2014, in recognition of his excellent service to the Company in various positions over twelve years and in connection with the anticipated retirement of Mr. Cushing, the Company promoted Mr. Ozimek to Senior Vice President and Chief Financial Officer. In connection therewith, and consistent with the compensation and benefits provided to other members of the senior management team, the Compensation Committee approved his participation in the Company’s Executive Officer Incentive Plan for 2015.

•

Base Salary – For the fifth consecutive year, the Compensation Committee determined not to increase the 2014 base salary for Mr. McCormick, which has remained frozen since 2009. The base salaries for Messrs. Cushing and Salvador also remained unchanged for 2014. The decision to de-emphasize salary increases for these executives has not been due to performance, but rather reflects the Compensation Committee’s desire to transition from a prior emphasis on fixed compensation to a greater emphasis on performance-based compensation via annual and long-term incentives. For example, during 2010 the base salary for Mr. McCormick represented 69.61% of his total compensation compared with 38.97% for 2014. The Compensation Committee expects this percentage to continue to decrease in 2015. Mr. Leonard received a base salary increase of approximately 18% from $220,000 to $260,000 based on his performance during 2013. For 2014, Mr. Schreck received a modest base salary increase of approximately 3% from $247,500 to $255,000, roughly in line with average annual salary increases nationwide and consistent with increases during each of the past several years based on his performance and the Compensation Committee’s views as to the appropriate positioning of his compensation relative to peer group practices. In light of his promotion only in December 2014, the Committee will begin consideration of Mr. Ozimek’s salary in 2015 as part of its consideration of all executive office compensation.

•

Long-Term Equity Incentive Compensation – For 2014, TrustCo awarded a combination of time-vested options and restricted stock units and performance-based performance share awards to the named executive officers. Consistent with the long-term equity incentive awards granted by the Company’s peers, based on a survey performed by Arthur J. Gallagher & Company, the Compensation Committee reduced the percentage of stock options, from 25% of the total long-term equity incentive compensation award to 15%, and increased the percentage of restricted stock unit awards , from 25% of the total long-term equity incentive compensation award to 35%.

•

Executive Officer Incentive Plan – For 2014, the Compensation Committee continued the operation of the Company’s Executive Officer Incentive Plan, which provides for the payment of annual cash bonuses based on the achievement of pre-defined annual relative performance goals that either meet or exceed the performance of the Company’s peer group. However, consistent with the Company’s desire to place more emphasis on long-term compensation the plan was amended in 2013 to provide that a portion of the 2014 bonuses would be subject to long-term performance.

•

Supplemental Retirement Plan (SERP) Bonus – For 2014, the Company made payments to Mr. McCormick, Mr. Cushing, Mr. Salvador and Mr. Leonard, as required in their employment agreements, in an amount equal to the incremental amount that would have been credited to them under the TrustCo Supplemental Retirement Plan, as if the plan had not been frozen in 2008, to make up for the limitations on compensation and annual benefits imposed on the Company’s Retirement Plan by the Internal Revenue Code

Highlights of 2014 Business Results

TrustCo continued its strong performance in 2014. Net income increased by 11% over net income for 2013. Nonperforming assets decreased 22.4% to 0.87% of total assets and return on average equity rose 39 basis points to 11.54% for 2014. This strong performance contributed to a total shareholder return of 5.10% for our stockholders in 2014 compared with 4.20% for our peer group. The Committee attributes this exceptional performance in part to the efforts of the Company’s executive officers, including the named executive officers, whose efforts are encouraged and rewarded by the Company’s executive compensation program.

Compensation Committee and Management Role in Determining Compensation for the Named Executive Officers

The Compensation Committee has responsibility for overseeing the Company’s executive compensation policies and practices, including establishing annual salaries, long-term incentive and equity incentive arrangements, annual incentive arrangements, and all other benefits and other compensation programs for the Company’s named executive officers. The Compensation Committee is solely responsible for setting the compensation of Mr. McCormick, the Company’s chief executive officer (“CEO”). As for the other named executive officers, our CEO generally makes recommendations to the Compensation Committee, which then evaluates the recommendations in light of the named executive officers’ performance, the Company’s performance and other factors, and then determines the levels and structure of compensation for these executives.

In making its decisions, the Compensation Committee will consider a number of factors including among others:

•	TrustCo’s and Trustco Bank’s attainment of net income goals;

•	The Company’s operating performance against its peers;

•	Total shareholder return over a one to five-year period and total shareholder return in relation to total compensation;

•	Total asset targets;

•	Overall profitability from year to year; and

•

Banking experience of individual named executive officers, the scope of their responsibility within the overall organization, and their individual performance and specific contributions they made to TrustCo and Trustco Bank during the course of the year.

The Compensation Committee also considers other relevant factors, including involvement in the community that might better position the organization to serve the immediate needs of Trustco Bank’s market. The Compensation Committee generally considers most or all of the above criteria, but does not generally assign a specific weight to any of these factors in making compensation decisions and may choose certain criteria in one year and others in other years. Except for specific goals set with respect to certain compensation programs described herein or otherwise set forth below, the Compensation Committee makes compensation decisions on a discretionary basis considering such factors and criteria as it deems appropriate from year to year.

Use of Peer Companies

As part of the Company’s analysis, review and implementation of its executive compensation program, the Compensation Committee reviews certain aspects of the financial performance of a group of companies the Company considers to be peer companies as well as the compensation paid to certain executive officers of these peer companies. For example, annual bonus awards paid pursuant to the Company’s Executive Officer Incentive Plan are based on the achievement of certain performance metrics relative to the achievement of the same metrics by these peer companies. In addition, the Compensation Committee typically reviews the total compensation, including base salary, incentive compensation, equity awards and other compensation, paid to the top three to five executive officers of these peer companies. While Compensation Committee considers certain aspects of the financial performance of peer companies and the compensation paid to the named executive officers of peer companies relative to the Company’s performance and compensation paid to the Company’s named executive officers, it doesn’t specifically benchmark compensation against these peer companies, but rather uses the information as a general guide to setting compensation for the Company’s named executive officers.

The Compensation Committee typically determines the Company’s then current peer group in December of each year in connection with setting certain aspects of annual compensation for the following year. The criteria the Compensation Committee uses to determine peer companies is generally the same from year to year and consists of New York, New Jersey and Florida based banks and thrifts with assets of between $2 and $10 billion measured as of the end of September of each year). The Compensation Committee feels that since the Company’s major market areas are in Upstate New York, Downstate New York/Northern New Jersey and Florida, these comparably-sized companies were a reasonable representation of its peers. The Company also has branch offices in Vermont and Massachusetts, but it views those offices as extensions of its Upstate New York operations. As of December 31, 2013, the Company had total assets of approximately $4.44 billion. The composition of the peer group may change from year to year as new companies enter the relevant market or on account of the changes in size of companies or mergers or acquisitions.

In December of 2013, the Compensation Committee selected a peer group consisting of 21 banks and thrifts, eleven of which were based in New York, seven of which were based in New Jersey and three of which were based in Florida.

The Company’s peer group selected in 2013 consisted of the following companies (the “Peer Group”).

Arrow Financial Corp.	Lakeland Bancorp, Inc.
Capital Bank Financial Corp.	NBT Bancorp Inc.
Capital City Bank Group, Inc.	Northfield Bancorp, Inc.
CenterState Banks, Inc.	OceanFirst Financial Corp.
Community Bank System, Inc.	Oritani Financial Corp.
Dime Community Bancshares, Inc.	Provident Financial Services, Inc.
Financial Institutions, Inc.	Seacoast Banking Corporation of Florida
First Long Island Corp.	Sterling Bancorp
Flushing Financial Corporation	Sun Bancorp, Inc.
Hudson Valley Holding Corp.	Tompkins Financial Corp.
Kearny Financial Corp.

In addition, for 2013, the Compensation Committee also reviewed compensation paid to the executive officers of companies in a peer group designed by Institutional Shareholder Services, Inc. (“ISS”), a third-party provider of corporate governance research and analysis and shareholder advisory services for TrustCo in 2013. The ISS peer group was composed of companies having the same Global Industry Classification Standard as the Company and a similar asset size and market value. The ISS peer group consisted of the following companies (the “ISS Peer Group”).

Bank Mutual Corporation	MGIC Investment Corporation
BBX Capital Corp.	NBT Bancorp Inc.
Beneficial Mutual Bancorp, Inc.	Northfield Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Northwest Bancshares, Inc.
Bofl Holding, Inc.	OceanFirst Financial Corp.
Brookline Bancorp, Inc.	Ocwen Financial Corporation
Capital Federal Financial, Inc.	Oritani Financial Corp.
Dime Community Bancshares, Inc.	Provident Financial Services, Inc.
Doral Financial Corporation	Provident New York Bancorp
First Financial Holdings, Inc.	Radian Group Inc.
Flushing Financial Corporation	ViewPoint Financial Group, Inc.
Kearny Financial Corp.	WSFS Financial Corporation

In December of 2013, as part of its year-end review of the Company’s executive compensation program, the Compensation Committee reviewed the base salary and total compensation paid to the top five executive officers of the companies in the Peer Group. In addition, the Compensation Committee also compared the Company’s overall performance with that of companies in the Peer Group.

For 2012 (the most recent period for which such information was available in December of 2013), the median and average total compensation for the two separate Peer Groups was as follows:

	2013 Peer Group	ISS Peer Group
CEO
Median	1,207,000	1,629,000
Average	1,971,000	2,191,000

Second most highly paid Executive Officer
Median	704,000	838,000
Average	1,069,000	1,976,000

Third most highly paid Executive Officer
Median	648,000	707,000
Average	948,000	920,000

Fourth most highly paid Executive Officer
Median	557,000	555,000
Average	840,000	672,000

Fifth most highly paid Executive Officer
Median	461,000	456,000
Average	457,000	527,000

By comparison, the total compensation for 2012 for Messrs. McCormick, Cushing, Salvador, Leonard, and Schreck was $2,038,220, $1,300,930, $1,197,088, $348,133 and $440,718 respectively.

Utilizing performance data, as of September 30, 2013, the Compensation Committee concluded the Company’s overall performance compared favorably with that of the Peer Group. Through September 30, 2013, TrustCo’s return on average equity was (on an annualized basis) 10.91% compared to a 2013 Peer Group median of 7.81% and a 2013 Peer Group average of 8.38%. For the same period, TrustCo’s efficiency ratio was (on an annual basis) 52.99%, compared to the 2013 Peer Group median of 62.42%, and a 2013 Peer Group average of 65.10%.

While the Company is of similar size to the members of its peer group, the Compensation Committee also takes into consideration the unique size of the Company’s executive group as compared to other companies in the Peer Group. TrustCo and Trustco Bank currently operate with four senior executive officers, all of whom have a very broad scope of responsibilities; whereas the Compensation Committee believes the other institutions in the Peer Group have a larger pool of such officers having similar responsibilities. Messrs, McCormick, Cushing Salvador, and Leonard

oversee all of the Company’s operating departments, including the departments headed by Mr. Schreck, and generally, in the view of the Compensation Committee, shoulder more responsibility than the top four executive officers among the companies in the Peer Group.

For 2014, the Compensation Committee was of the opinion that the base salaries and total compensation of the Company’s top three named executive officers (Messrs, McCormick, Cushing and Salvador) was competitive with the Peer Group, taking into account the scope of their respective responsibilities, the compensation paid by the Peer Group for similar positions and the performance of the Company relative to the Peer Group, while the base salaries and total compensation of Messrs, Leonard and Schreck remained below the average and median compensation levels for the fourth and fifth highest paid executive officers of both Peer Groups.

In February of 2015, the Compensation Committee reviewed the financial performance of the members of the 2013 Peer Group as of December 31, 2014 compared with the Company’s performance as of December 31, 2014 in order to assess the level of achievement of the Company performance goals under the Executive Incentive Plan. See below under the heading Executive Officer Incentive Plan for 2014 for a discussion of the Company’s performance during 2014 and the resulting compensation paid to the named executive officers under the Executive Officer Incentive Plan.

In general, the Compensation Committee believes the Company’s senior executive officers’ compensation levels are appropriate compared with compensation paid to the senior executive officers of peer companies, based in part, upon the committee’s analysis of the enhanced responsibilities of the Company’s senior executive officers and the Company’s financial performance.

Compensation Consultants

The Company periodically retains independent compensation consultants to assess the compensation of the named executive officers and certain other executives to ensure pay competitiveness. In addition, the Compensation Committee has the authority to retain compensation consultants, periodically reviews information provided by or through third-party sources, and often relies on TrustCo’s Human Resources Department to gather such information.

In September 2014, the Company engaged Arthur J. Gallagher & Co. (“Gallagher”) to undertake a survey of certain aspects of the compensation paid to the top five executives of each company in the Peer Group for purposes of comparing the Company’s long-term equity incentive award program with those of the Peer Group. In collecting the data, Gallagher reviewed the peer companies’ proxy statements for 2014, 2013 and 2012 which reflected the compensation paid during 2013, 2012 and 2011. Gallagher reviewed a variety of compensation elements, including (i) the value of long-term equity incentive awards granted to executives, (ii) the types of long-term equity incentive granted to executives, and (iii) salary and target bonus levels of executives, to calculate total compensation of executives and long-term equity incentive awards as a percent of total compensation. Among other methodologies, Gallagher used regression analysis to determine the “market” level of equity and cash compensation among the peer companies.

Gallagher found that among the peer companies, 38% granted time-vested stock options, 69% granted time-vested full share awards (restricted stock and restricted stock units) and 56% granted performance-vested awards. Among other findings, Gallagher determined that, (i) while the value of the long-term equity incentive awards (stock options, restricted stock units and performance shared) granted by the Company to the named executive officers as a group was generally in line with the Peer Group, the value of the long-term equity incentive awards granted to Mr. McCormick was slightly below market, (ii) the base salary for Mr. Leonard was below market, and (iii) the mix of time-vested stock options and time-vested full value shares (restricted stock and restricted stock units) was trending away from stock options in favor of full value shares.

Consistent with NASDAQ rules and its Charter, during 2014, the Compensation Committee continued to seek legal advice from independent outside counsel in connection with certain compensation matters.

2014 Executive Compensation Program

For 2014 there were three basic elements to TrustCo’s executive compensation program, each of which has sub-elements: annual compensation (comprised of salary, incentive bonus and other annual benefits), long-term compensation (comprised of stock options, restricted stock units, performance shares and the performance bonus program), and retirement compensation (comprised of defined benefit pension plan, the profit sharing/401(k) plan, and the supplemental retirement plan). As a general matter, the Compensation Committee initially considers total compensation levels of the Company Peer Group prior to making compensation decisions with respect to each of the individual elements of executive compensation.

The description below provides discussion and analysis for each element of TrustCo’s executive compensation program for 2014, including the relevant history of those components and the compensation decisions made for 2014.

Annual Compensation

Base Salary. Annual salary is the base compensation for the Company’s named executive officers and is intended to provide a portion of compensation which is fixed to give our named executive officers resources upon which to live and provide them with a certain level of financial security. The salaries for our named executive officers are established based upon the scope of their respective responsibilities, taking into account competitive market compensation paid by the Peer Group for similar positions along with the performance of these companies relative to the performance of the Company. Salaries are reviewed at least annually and are also reviewed upon the request of the board of directors.

For 2014, the Compensation Committee determined not to increase the base salaries for Messrs. McCormick, Cushing and Salvador, which remained fixed (and have remained fixed for the past five years) at $880,000, $640,000 and $510,000, respectively. In making this determination, the Compensation Committee reviewed comparable base salaries of executives in the Peer Group and the relative performance of the peer companies. Although the Compensation

Committee believes that these executive officers’ performance through the third quarter of 2013 led to the Company substantially outperforming our Peer Group, consistent with the Company’s policy to gradually increase the proportion of performance-based compensation to fixed compensation, the Compensation Committee elected to not increase their base salaries. Instead, the Compensation Committee believes that the Company’s Executive Officer Incentive Plan (annual performance bonuses) and/or the Equity Incentive Plan (stock options, restricted units and performance share awards) should be properly structured to reward exceptional performance with appropriate increased compensation.

In determining the base salaries for Messrs. Leonard and Schreck for 2014, the Compensation Committee considered the Company’s overall financial performance along with the performance of the individual officers and the responsibilities each officer holds within the organization, each officer’s experience and the goals of each department for which the officer has responsibility. After a recommendation from Mr. McCormick, and a review of Mr. Leonard’s overall performance during 2013, and based in part a desire to bring Mr. Leonard’s base salary further in line with the rest of the senior executives, the Compensation Committee increased his 2014 base salary from $220,000 to $260,000. After a recommendation from Mr. McCormick and a review of Mr. Schreck’s overall performance during 2013, consistent with prior year increases, the Committee increased his 2014 base salary from $247,500 to $255,000.

Executive Officer Incentive Plan for 2014. The Executive Officer Incentive Plan provides for annual bonus compensation for the named executive officers based on the achievement of certain corporate performance targets. The Compensation Committee reviews the plan bonus opportunities, performance targets, structure and other metrics on an annual basis. In December of 2013, the Compensation Committee met and approved the bonus opportunities, performance targets, structure and other metrics for 2014.

The corporate performance targets set for 2014 included return on average equity, efficiency ratio, and the ratio of nonperforming assets to total assets, each as measured against the composite performance of the Peer Group. The Compensation Committee selected these particular performance measures because it considers them to be important factors in driving corporate performance. Bonuses were earned for 2014 only for achievement of corporate targets equal to or better than the Peer Group median and are based on threshold (20% of base salary), target (30% of base salary) and maximum (50% of base salary) level of achievement.

The following table sets forth the corporate performance targets, weightings, levels of achievement and other details under the Executive Officer Incentive Plan for 2014. The plan does not provide for any incentive bonus payment for achievement of performance targets that is not at least equal to the Peer Group median results and bonus awards under the plan were capped at a maximum of 50% of salary in 2014.

2014 Executive Officer Incentive Plan

Performance Criteria	Weighting	Threshold Performance Level (20% of salary)	Target Performance Level (30% of salary)	Maximum Performance Level (50% of salary)	2014 TrustCo Performance Level Compared to Peer Group Median	Award % Earned	Award as a % of Salary
Return on Average Equity	35%	Equal to Peer Group median to 9% above	10% to 24% better than peer group median	25% better than Peer Group median	49% above	50%	17.50%
Efficiency Ratio	35%				17% above	30%	10.50%
Nonperforming Assets to Total Assets	30%				--	--	--

						Total	28.00%

For 2014, the level of achievement of the corporate performance targets is set forth above and the bonuses earned under the plan represented 28.00% of base salary or $246,400, $179,200, $142,800, $72,800, and $71,400 for Messrs. McCormick, Cushing, Salvador, Leonard, and Schreck, respectively. Mr. Ozimek was not eligible for this plan in 2014.

Executive Officer Incentive Plan for 2015. The Compensation Committee reviews the plan bonus opportunities, performance targets, structure and other metrics on an annual basis. In December 2014, the Compensation Committee met and approved the bonus opportunities, performance targets, structure and other metrics for 2015.

Contingent Bonus Payments. In 2013, consistent with the Company’s desire to place more emphasis on long-term compensation and to reward executives for sustained performance over more than one year, the Executive Officer Incentive Plan was amended to provide that a portion of the bonuses would be contingent on sustained performance. To the extent that the achievement level for 2014 results in bonus amounts in excess of 30% of base salary for the executives, payment of the amount in excess of 30% (the “Contingent Bonus”) will be contingent on achievement of the same corporate performance goals set for 2014 (return on average equity, efficiency ratio, and the ratio of non-performing assets) relative to the Peer Group average performance for 2015. Payment levels will be based on threshold (100% of Contingent Bonus), target (115% of Contingent Bonus) and maximum (120% of Contingent Bonus) level of achievement. At the threshold level, the Contingent Bonus will not be earned unless performance for at least two of the performance goals for 2015 is within 20% (no more than 20% worse than) of the Peer Group average performance level for 2015. Payment of any amount in excess of 100% of the Contingent Bonus will be subject to achievement of corporate performance goals at a level better than the Peer Group average performance. For 2014 the Executive Officers Incentive Plan, paid out 28% of base salary to the participating executive officers. Therefore, no amount of the 2014 bonus was subject to this contingent bonus payment feature.

2015 Contingent Bonus Payment

Performance Level	Performance Criteria	Bonus Payment
Threshold	At least two of the performance goals set for 2015 are achieved at a level that is no more than 20% worse than the Peer Group average performance level	100% of Contingent Bonus

Target	All relative performance goals for 2015 are achieved at the target performance level	115% of Contingent Bonus

Maximum	All relative performance goals for 2015 are achieved at the maximum performance level	125% of Contingent Bonus

The Compensation Committee believes that the Executive Officer Incentive Plan, as currently structured with the addition of the long-term performance feature, will incentivize and reward executives for achievement of key corporate performance goals that will contribute to long-term sustained performance, drive long-term shareholder value creation for 2015 and beyond, and encourage executive decision making that mitigates excessive long-term risk. Moreover, it believes that payment levels relative to base salary percentages are generally consistent with Peer Group bonus compensation levels and serve to reward executives for superior performance over more than one year with enhanced performance-based compensation in lieu of increased fixed compensation.

Annual Benefits. The Company provides certain other annual benefits to the named executive officers in the form of (i) the benefits under its Executive medical reimbursement plan described below, (ii) use of Company cars, (iii) country club memberships, (iv) financial planning services and (v) additional tax payments. In addition to the specific reasons set forth below for providing these benefits, the Compensation Committee believes they help to provide a comprehensive compensation program that fosters the retention of our current executive officers and will serve to attract new highly talented, results-driven executives as the need may arise. The Compensation Committee believes that the value of these other annual benefits to the company’s overall executive compensation program and the individual named executive officers outweighs the cost to the Company, which is set forth in the “All Other Compensation” column of the “Summary Compensation Table” below.

Executive Medical Reimbursement Plan. Messrs. McCormick, Cushing, Salvador and Leonard are participants in the Company’s Executive Medical Reimbursement Plan. The plan is intended to provide for the reimbursement of medical, hospitalization, and dental expenses that exceed the deductible or co-payment limits under the Company’s general medical insurance plans. Much like the annual base salary, and medical insurance plans provided to all employees, the plan is intended to provide selected named executive officers with the basic resources upon which to live and provide them with a certain level of financial security in the face of extraordinary medical expenses, thus ensuring they remain focused on the Company’s business goals.

Use of Company Cars. The Company provides all of the named executive officers with the use of a car. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the peer companies provide a similar benefit) and recognizes and rewards the named executive officers for their achievement to the level of a senior executive.

Club Memberships. The Company provides all of the named executive officers with membership in a club of their choice. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the peer companies provide a similar benefit) and provides a platform for the executives to entertain clients and potential clients of the Company and fosters interaction with other community leaders, which is intended to drive business development and ultimately Company performance.

Financial Planning. The Company pays for the cost of financial planning services for Messrs, McCormick, Cushing, Salvador, and Leonard by a professional consulting firm. This benefit is intended to enhance the overall efficiency of the Company’s executive compensation program by ensuring that the participating executive officers consider and properly plan for the various tax consequences, and generally take full advantage of the Company’s various compensation programs, taking into account their individual circumstances.

Additional Tax Payments. The Company makes additional annual payments to the named executive officers to ensure that the effect of the above-mentioned other annual benefits are tax neutral to the executives. Given that these benefits are generally designed with a business purpose, this additional tax benefit ensures that the value of these other annual benefits is not diminished and does not create additional financial consequences for the executives.

Long-Term Compensation

Long-Term Incentive Program. The Company maintains a long-term incentive compensation program through the Equity Incentive Plan and the Performance Bonus Plan. The Equity Incentive Plan provides for annual equity-based awards and the Performance Bonus Plan provides for equity-based compensation in connection with a change in control. The Company believes that compensation in the form of equity-based awards ties the interests of the named executive officers with those of our shareholders and thereby drives long-term success.

The Equity Incentive Plan was established to advance the interests of the Company and its shareholders by providing to executive officers an opportunity to acquire equity ownership in the Company along with the incentive advantages inherent in that equity ownership. The plan allows for the grant of a variety of equity-based awards, including stock options, restricted stock, restricted stock units and performance shares, and is administered by the Compensation Committee, which is empowered to determine the time, amount and recipients of awards and the other terms and conditions of awards to be granted thereunder, including the exercise price, vesting schedule, and expiration dates.

When granting equity-based awards to any of the named executive officers, the Compensation Committee reviews the executive officer’s position and individual performance in light of the Company’s goals to drive long-term performance and tie the interests of the named executive officers with those of our shareholders. The Compensation Committee also reviews awards granted to similarly situated officers at peer companies. Ultimately, however, the Compensation Committee makes discretionary judgments based these factors and its ongoing assessment and understanding of TrustCo and its executive officers. Awards are designed to ensure each named executive officer has a sense of ownership in the financial growth and the growth in total shareholder return of the Company.

In making the 2014 annual equity awards, the Compensation Committee sought to award a specific present value of long-term compensation in the form of time-vested and performance-vested awards to each of the named executive officers based on their seniority and contributions to the Company. The mix of different types of awards was intended to combine the retention and downside risk benefits inherent in restricted stock units and performance units with the shareholder value creation benefits inherent in stock options, while mitigating the perceived excessive risk that potentially manifests itself through a single type of awards approach. Consistent with the Company’s continued emphasis on performance-based compensation tied to specific corporate goals, the Compensation Committee maintained its 2013 practice of weighting the 2014 equity awards more heavily towards performance-vested awards (performance shares), which again represent 50% of the overall value granted. The Gallagher survey confirmed that the mix of time-vested awards (in the form of stock options and restricted stock units) and performance-vested awards, with a heavier weighting towards performance-vested awards, is consistent with the types of equity awards granted by companies in the Peer Group.

Based in part on the findings in the Gallagher survey that the value of the long-term equity incentive awards (stock options, restricted stock units and performance shares) granted by the Company to the named executive officers as a group was generally in line with the Peer Group, the Compensation Committee sought to keep the total value of all the equity awards granted in 2014 approximately the same as the total value to those awarded in 2013 and 2012. (The Summary Compensation Table provides additional information regarding the value of restricted stock awards and option grants.) Although the Gallagher survey found that the value of the long-term equity incentive award granted to Mr. McCormick in past years was below market, the Compensation elected not to increase the value of the award to Mr. McCormick for 2014.

Stock Option and Restricted Stock Unit Awards. In years prior to 2014, the Compensation Committee granted stock options and restricted stock unit awards in relatively equal proportion based on value. For example, in 2013, 50% of the value attributable to time-vested equity awards was granted in the form of stock options and 50% was granted in the form of restricted stock unit awards. Based on the findings in the Gallagher survey, that peer companies were trending away from use of stock options, for 2014 the Compensation Committee shifted the time-vested portion of the equity awards away from stock options. The remaining 50% of the value of time-vested equity awards was granted in the form of performance shares, which are discussed in more detail below. For 2014, 35% of the value of the time-vested equity awards was granted in the form of restricted stock units and only 15% was granted in the form of stock options.

In 2014 the Compensation Committee granted the following stock option and restricted stock unit awards to each of the named executive officers:

Named Executive Officer	Stock Option Awards	Restricted Stock Units
Robert J. McCormick	50,000	16,250
Robert T. Cushing	28,000	8,250
Scot R. Salvador	28,000	8,250
Robert M. Leonard	28,000	8,250
Eric W. Schreck	7,250	2,250
Michael M. Ozimek	3,750	1,100

The exercise price of all stock options granted was $7.22 per share, the closing price of the Company’s common shares on November 18, 2014, the date of grant. The stock options will vest in equal annual amounts over a five year period, with all options being fully vested as of November 18, 2019. The stock options will expire on November 18, 2024 if unexercised. The periods of restriction applicable to the restricted stock unit awards will lapse as to all unites awarded in a single tranche on November 18, 2017. In addition, vesting of options and the lapse of the restriction may accelerate upon certain events, including the death, disability, or retirement of an award holder or upon a change in control of TrustCo.

The definition of “change in control” is contained in the 2010 Equity Incentive Plan and is substantially the same as the definition contained in the senior executives’ employment agreements and the performance bonus plan described below (and also substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code). The Compensation Committee believes that the definition of change in control is customary within the banking industry and that the circumstances under which change in control benefits would vest or become payable are reasonable.

Performance Share Awards. In consultation with and based on advice from a prior compensation consultant, in 2013 the Compensation Committee established the performance share award program under the Equity Incentive Plan. In 2014 the Compensation Committee granted the following performance-based equity awards to each of the named executive officers:

Named Executive Officer	Performance Shares
Robert J. McCormick	23,250
Robert T. Cushing	12,250
Scot R. Salvador	12,250
Robert M. Leonard	12,250
Eric W. Schreck	3,000
Michael M. Ozimek	1,500

Each performance share represents the right to receive upon settlement an amount in cash equal to the fair market value of one share of TrustCo common stock. The performance shares generally will vest at the end of a three-year performance period based upon continued employment through the end of the performance period and the achievement of corporate performance goals. The three-year performance period for the 2014 awards runs from January 1, 2015 through December 31, 2017 (the “Performance Period”). For the awards granted in 2014, the achievement of the performance goals condition will be measured by the percentage increase in the Company’s diluted earnings per share (“Diluted EPS”) as of the end of the Performance Period over the Company’s Diluted EPS for the year ended December 31, 2014 (“Base Diluted EPS”). Based on a 2012 peer group comparison, for those companies that granted performance-vested long term incentive awards, earnings per share was the most common criteria used. The number of performance shares subject to vesting will depend on the level of increase in Diluted EPS over the Base Diluted EPS at the end of the Performance Period. The table below sets forth the threshold, target and maximum vesting criteria for the 2014 awards.

Increase in Diluted EPS at end of Performance Period	Percentage of Performance Shares Subject to Vesting
Less than 6% increase over Base Diluted EPS	No vesting

At least 6% but less than 9% increase over Base Diluted EPS	Threshold Vesting (75% of Target Performance Shares)

At least 9% but less than 12% increase over Base Diluted EPS	Target Vesting (100% of Target Performance Shares)

12% or greater increase over Base Diluted EPS	Maximum Vesting (125% of Target Performance Shares)

Upon completion of the Performance Period, the Compensation Committee will evaluate and determine the extent to which the time-based vesting conditions and performance-based vesting conditions have been satisfied and will certify the level of the performance goals attained and the amount payable as a result thereof. Payment in respect of the performance shares will be made in a lump sum in cash to the recipients on a date no later than March 15 of the year following the end of the Performance Period. Performance shares may vest, and be settled, prior to the end of the Performance Period upon the death, disability or retirement of a participant, or in the event of a change in control of TrustCo.

Performance Bonus Plan. The second aspect of TrustCo’s long-term incentive program is its Performance Bonus Plan, which provides compensation to certain of the Company’s senior executive officers (Messrs. McCormick, Cushing, and Salvador) in the event of a change in control of the Company. Although the Company is not actively seeking to be acquired, the Compensation Committee understands that regional banking institutions such as the Company are continually subject to acquisition by third parties.

The Performance Bonus Plan is designed to accomplish two objectives with respect to these senior executive officers. First, the plan is intended to reward the executive officers for successful strategic acquisition that is in the best interest of our shareholders. Second, because it is unlikely that following any “change in control” (as defined in the Performance Bonus Plan), TrustCo’s senior executive officers would continue to have the same level of responsibility and compensation as they currently have with TrustCo, and because these senior executive officers may perceive significant risks in any such reduced responsibility and compensation resulting from any such acquisition, the plan, along with the change in control benefits available under the senior executives’ employment agreements, is designed to encourage these highly qualified executives to remain with the Company through the consummation of such acquisition and to attract other executives as may be necessary.

Under the Performance Bonus Plan, the selected senior executive officers have been awarded units, the ultimate value of which is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the plan. The units so awarded vest fifteen days prior to the scheduled closing date of a change in control, upon the occurrence of an unannounced change in control, or upon a participant’s termination of employment for reasons other than cause within one year prior to a change in control. Payment to a participant under the plan must be made within ten days after the change in control.

The Compensation Committee believes that the definition of change in control (which is substantially the same as the definition contained in the senior executives’ employment agreements and is substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code) is customary within the banking industry and that the circumstances under which change in control payments would be made are reasonable. Each of Messrs, McCormick, Cushing, and Salvador has been awarded an equal number of Performance Bonus Units. The Company does not make annual awards of units under the Performance Bonus Plan; rather, the units were awarded at the plan’s inception in 1997 and have subsequently been awarded only when a person becomes a senior executive officer.

The Compensation Committee believes the Performance Bonus Plan continues to enhance the goal of an ownership culture through long-term incentives thereby advancing the interest of the Company and its shareholders. However, the Compensation Committee will continue to review this long-term incentive vehicle on an annual basis as it continues to refine its approach to long-term incentives.

Performance-Based Stock Appreciation Unit Award. In connection with the promotion of Mr. Leonard to the senior executive management team, instead of granting Mr. Leonard units under the Performance Bonus Plan, in January of 2014, the Compensation Committee granted Mr. Leonard an award of 300,000 performance-based stock appreciation units (“PSAUs”). Like awards under the Performance Bonus Plan these units are intended to encourage Mr. Leonard to remain with the Company up to and through the consummation of a successful strategic acquisition that is in the best interest of our shareholders and, TrustCo and Trustco Bank. To facilitate this, the units will become vested upon (i) a termination of Mr. Leonard without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or Mr. Leonard’s termination (whichever value is greater).

Unlike the units under the Performance Bonus Plan, the PSAUs do not vest solely upon a change in control. Mr. Leonard will not receive a tax gross-up to cover potential excise taxes under Section 4999 of the Code.

Stock Ownership, Anti-Hedging and Anti-Pledging Guidelines. The Company’s board of directors has adopted stock ownership guidelines for both senior management and members of the board. The board believes directors and designated members of senior management should have a financial investment in the Company. As CEO, Mr. McCormick is expected to beneficially own (including options) 350,000 shares, and as Executive Vice Presidents, Messrs. Cushing, Salvador and Leonard are expected to beneficially own 250,000 shares each. These guidelines for members of senior management are expected to be achieved within four years of being appointed to their positions. Options to acquire shares of the Company’s stock count toward achievement of the guidelines. As of December 31, 2014 Mr. McCormick beneficially owned 2,440,632 shares and Messrs. Cushing, Salvador and Leonard beneficially owned 862,449, 517,221 and 104,527, respectively. Additional information regarding the stock ownership of the Company’s executive officers is set forth under “Information on Trustco Executive Officers” and in the Outstanding Equity Awards–December 31, 2014 table. As Senior Vice Presidents, Mr. Ozimek and Mr. Schreck are not subject to stock ownership guidelines.

Retirement Compensation

The retirement plans available to TrustCo’s officers and employees include the Retirement Plan of Trustco Bank, the Trustco Bank Profit Sharing/401(k) Plan, and the Company’s Supplemental Retirement Plan.

Retirement Plan and Profit Sharing/401(k) Plan. The Trustco Bank Retirement Plan is a defined benefit pension plan pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The defined benefit retirement plan is fully funded by Trustco Bank contributions. The Retirement Plan was “frozen,” in 2006, and there will be no new participants in the plan. Participants in the plan during 2006 are entitled to benefits accrued as of December 31, 2006. TrustCo and the Compensation Committee believe that, for companies nationwide, the primary vehicle for employee retirement benefits is the 401(k) savings plan. To meet increased employee expectations in this regard, TrustCo enhanced its Profit Sharing Plan in 2006 to include a 401(k) feature, thereby making this the primary retirement plan for TrustCo. Each of the named executive officers participates in the Retirement Plan, and in our Profit Sharing/401(k) Plan.

Supplemental Retirement Plan. The Company maintains a Supplemental Retirement Plan (“SERP”), which is an unfunded, nonqualified, and non-contributory deferred compensation plan. The amounts of supplemental retirement benefits payable under the plan are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits, and years of service and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement

Plan at normal retirement (up to a maximum of $7,000,000). The Company’s annual contribution to the SERP (through 2008) and its current direct cash payments to each participant (which are described below) are determined pursuant to a formula set forth in the plan. Because the Compensation Committee established the plan to provide the supplemental retirement benefits described above, neither the annual contributions to the SERP nor the direct annual payments to be made to the senior executive officers beginning in 2009 in lieu of the SERP contributions are considered annual compensation and are not taken into account when determining other components of annual compensation.

The Compensation Committee believes that the SERP together with the Retirement Plan and the Profit Sharing/401(k) Plan promote executive retention and allow the executive to focus on the long-term success of TrustCo. Participation in the SERP is limited to a select group of executives of TrustCo who are highly compensated employees, and an employee must be selected by the board of directors to participate in the Plan. In December 2008, as a result of the effect of Section 409A of the Internal Revenue Code and its implanting regulations, which added a six-month period prior to the executive receiving the vested benefit that would be paid upon retirement or separation from service, TrustCo’s senior executives made a recommendation to the Compensation Committee to freeze the SERP effective December 31, 2008 and requested that the amount of the Company’s annual contribution to the SERP plus interest for each officer instead be paid directly to each officer. The committee considered the request and decided to add a corresponding amendment to the SERP and to each SERP participant’s employment agreement to the effect that the annual increment to be added to the SERP plus interest was to be paid directly to the executive officer. Under the employment agreement amendment, the payment is to be equal to the incremental amount that would have been credited for the year to the executive’s supplemental account balance under the SERP as such plan was in effect on December 31, 2007, and had it not been amended to cease additional benefit accruals following December 31, 2008. All amounts currently accrued under the SERP will remain accrued until the separation of service of the executive. Of the Company’s named executive officers, only Messrs, McCormick and Salvador participate in SERP.

Employment Agreements

As discussed in more detail below, TrustCo and Trustco Bank have entered into employment agreements (which are substantially identical to each other) with Messrs. McCormick, Cushing, and Salvador that generally provide for their annual compensation and benefits and certain termination benefits in connection with a change in control. Specifically, these agreements provide for (i) a change in control/severance payment upon the earlier to occur of a change in control or a termination of the executive’s employment within one year prior to a change in control and (ii) the transfer of certain Company provided perquisites to the executive upon a termination of the executive’s employment within two years following a change in control. In addition, the agreements provide for the reimbursement of certain post termination medical expenses in the event of a termination of the executive’s employment (i) on account of death, disability or retirement at any time during his employment, or (ii) for any reason (other than for cause) within two years following a change in control. Although the agreements are structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, the agreements also provide for a tax gross-up payment, if necessary, to mitigate against any excise tax that might be imposed under Section 4999 and ensure that the executives receive the full intended change in control/severance payment, should any such excise tax be imposed. As noted above, these employment agreements, along with the Performance Bonus Plan, are intended to reward the Company’s most senior executive officers for a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders and encourage these senior executives to remain with the Company up to and through the consummation of such strategic acquisition in order to ensure a stable management team through the consummation of such transaction. In 2013, in connection with his promotion to the senior executive management team, TrustCo and Trustco Bank also entered into an employment agreement with Mr. Leonard. Mr. Leonard’s employment agreement also provides for his annual compensation and certain termination benefits in connection with a change in control, the terms of which are also discussed in more detail below. Specifically, Mr. Leonard’s agreement provides for a change in control/severance payment to the extent he is terminated within one year prior or two years following a change in control and the same medical reimbursement benefits and perquisite transfers provided to Messrs. McCormick, Cushing, and Salvador upon the termination of his employment for death, disability, retirement or for any reason (other than for cause) within two years following a change in control. While Mr. Leonard’s agreement is also structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, it does not provide for a similar excise tax gross-up. Similar to the employment agreements for Messrs. McCormick, Cushing, and Salvador, Mr. Leonard’s employment agreement is intended to encourage him to remain with the Company up to and through the consummation of a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders in order to ensure a stable management team through the consummation of such transaction.

Consulting Agreement with Mr. Cushing

In December 2014, Mr. Cushing announced his intention to retire as of May 31, 2015. In order to help the Company transition to a new Chief Financial Officer, the Company requested that Mr. Cushing serve as a consultant to the Company following his retirement through December 31, 2015. In connection therewith, in December of 2014, the Company’s board of directors approved a consulting agreement with Mr. Cushing, effective from June 1, 2015 through December 31, 2015. During the term of the agreement, Mr. Cushing will serve as an outside consultant to the Company and its affiliates on an advisory as needed basis. It is expected that the services provided will be less than twenty 20% of Mr. Cushing’s regular full time services as an employee. In addition, during the Term, Mr. Cushing will be prohibited from competing with the Company and from soliciting employees or customers of the Company. In consideration of the services to be rendered by and the restrictive covenants imposed on Mr. Cushing, he will receive a monthly consulting fee of $20,000. During the term, the Company will also provide Mr. Cushing with an office, a personal secretary, use of a vehicle, club memberships and estate planning services, consistent with those benefits provided to Mr. Cushing during his employment. The Company reserves the right to terminate the agreement upon 90 days advance written notice to Mr. Cushing.

Results of “Say-on-Pay” Vote

Although the Company’s shareholders voted for holding an advisory vote on executive compensation every three years, as part of the Company’s ongoing effort to consider the interests of our shareholders when determining compensation policies and programs for the named executive officers, the Company decided to hold annual advisory votes. At our 2014 annual meeting of shareholders, more than 92% of the shareholder vote (including votes for, against and abstentions, but excluding broker non-votes) was in favor of the compensation of our named executive officers. This represents an increase in the number of shareholders voting in favor of the compensation of our named executive officers for the third year in a row. The Compensation Committee believes that the results of this vote and prior years’ votes affirmed our shareholders’ support of the Company’s executive compensation policies and programs for our named executive officers. As a result, the Compensation Committee has generally continued its executive compensation policies and programs as set forth above, including initiatives to reduce emphasis on fixed pay and put greater emphasis on performance-based and long-term compensation. As noted above, in 2014, the Compensation Committee continued its long-term equity incentive program in the form of performance share awards to the named executive officers. In addition, instead of raising base salaries for Messrs. McCormick, Cushing and Salvador for 2014 and in order to further emphasize long-term compensation, the Compensation Committee continued to subject a portion of these executives’ annual bonus awards to a multiple-year performance hurdle through the contingent bonus opportunity described above. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive team.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of TrustCo and Trustco Bank. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:	Joseph A. Lucarelli, Chairman
Dennis A. De Gennaro
Dr. Anthony J. Marinello
Thomas O. Maggs
William D. Powers
William J. Purdy

Executive Compensation Payments and Awards

The following table sets forth the compensation awarded to, paid to or earned by the named executive officers of TrustCo for services rendered in all capacities to TrustCo and its subsidiaries for the fiscal years ended December 31, 2014, 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensa- tion(4)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Robert J. McCormick President & Chief Executive Officer, TrustCo and Trustco Bank	2014	880,000	--	286,770	46,500	246,400	88,318	710,417	2,258,405
	2013	880,000	--	237,938	85,320	246,400	--	678,170	2,127,828
	2012	880,000	--	217,140	66,120	253,000	72,059	549,901	2,038,220

Michael M. Ozimek(5)	2014	142,500	32,795	18,876	3,488	--	8,310	40,309	246,278
Senior Vice President & Chief Financial Officer

Robert T. Cushing(6) Executive Vice President & Chief Operating Officer, TrustCo and Trustco Bank	2014	640,000	--	148,830	26,040	179,200	111,682	408,382	1,514,134
	2013	640,000	--	126,900	43,200	179,200	--	398,220	1,387,520
	2012	640,000	--	108,570	33,060	184,000	87,513	247,787	1,300,930

Scot R. Salvador	2014	510,000	--	148,830	26,040	142,800	68,186	434,237	1,330,093
Executive Vice President & Chief Banking Officer, TrustCo and Trustco Bank	2013	510,000	--	126,900	43,200	142,800	--	421,766	1,244,666
	2012	510,000	--	108,570	33,060	146,625	56,222	342,611	1,197,088

Robert M. Leonard Executive Vice President & Secretary, TrustCo and Trustco Bank	2014	260,000	--	148,830	26,040	72,800	52,968	371,471	932,109
	2013	205,577	--	126,900	43,200	57,562	--	134,169	567,408
	2012	175,000	--	31,020	6,460	50,313	43,157	42,183	348,133

Eric W. Schreck Treasurer, TrustCo and Senior Vice President, Trustco Bank	2014	255,000	--	38,115	6,743	71,400	45,121	45,961	462,340
	2013	247,500	--	31,725	11,880	69,300	--	43,312	403,717
	2012	240,000	--	31,020	6,460	69,000	37,256	56,982	440,718

Summary Compensation Table Footnotes:

(1)

The amounts in these columns are the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“FASB ASC 718”) for the stock awards (consisting of restricted stock units and performance shares) and stock option awards in 2014, 2013 and 2012. The assumptions made in the valuation of the awards are described in the footnotes to TrustCo’s consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 under the heading “Stock Based Compensation Plans-Equity Awards.” For financial reporting purposes, the estimated values of these grants are spread over future periods; however, for this table the total cost of the grants are reflected in the year of the grant. For purposes of calculating the grant date fair value of the performance shares set forth above, the Company assumed the achievement of the performance goal at the target level. If the Company assumed the achievement of the performance goal at or above the maximum performance level, the grant date fair value of the performance share awards for Messrs. McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck, would be $210,994, $13,613, $111,169, $111,169, 111,169, and 27,225, respectively.
(2)

The amounts in this column were determined in accordance with the Executive Officer Incentive Plan and the performance measures thereunder approved by the board of directors. The operation of this plan is discussed in the Compensation Discussion and Analysis under “Executive Officer Incentive Plan for 2014” and below under “Awards Under Incentive Plans.”

(3)

The amounts in this column are derived from the change in value of vested benefits accrued under the Trustco Retirement Plan. See the table “Pension Benefits” for more details on the methodology followed to perform these calculations and a discussion of TrustCo and Trustco Bank retirement benefits generally.

(4)

The amounts in this column include all other compensation paid to the named executive officers including tax gross-ups (of $55,625, $15,397, $50,281, $39,771, $31,339,and $12,586 for Messrs. McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck, respectively, for 2014) incurred on personal benefits, personal use of auto, health insurance, tax planning assistance, and personal use of clubs. The amounts included are the cost paid by TrustCo to third parties for these items and included in the Company’s financial statements. Also included for Messrs. McCormick, Cushing, Salvador and Leonard is compensation paid to them under their employment agreements representing the incremental amount that would have been credited to them for 2014 under the TrustCo Supplemental Retirement Plan had such plan not been amended to cease additional benefit accruals following December 31, 2008 and, in the case of Mr. Leonard, had he been a participant. For 2014, the Company paid $581,603, $293,999, $340,494, and $297,438 to Messrs. McCormick, Cushing, Salvador and Leonard, respectively, in lieu of such Supplemental Retirement Plan contributions. TrustCo sponsors a 401(k)/Profit Sharing Plan for all employees under which the Company offers to match employee contributions, subject to certain limits. For 2014, the Company match for the 401(k)/Profit Sharing Plan for Messrs. McCormick, Cushing, Salvador, and Leonard was $11,700, for Mr. Schreck $11,475, and for Mr. Ozimek $6,412. Also included are amounts received in 2014 in the form of dividends on shares of restricted stock awarded in 2011 under TrustCo’s Equity Incentive Plan. These dividend amounts include $7,875 received by Mr. McCormick, $3,938 received by each of Messrs. Cushing and Salvador, $788 received by each of Messrs. Leonard and Schreck, and $656 received by Mr. Ozimek.

(5)	Mr. Ozimek became Senior Vice President and Chief Financial Officer on December 16, 2014. In 2014, Mr. Ozimek participated in the Trustco Bank Senior Incentive Plan and received the bonus indicated.
(6)

On December 16, 2014, Mr. Cushing, who had been Executive Vice President and Chief Financial Officer, announce his intention to retire effective May 31, 2015 and assumed the title of Executive Vice President and Chief Operating Officer.

Plan-Based Awards for 2014

The following two tables set forth information relating to grants of plan-based awards to the named executive officers during 2014.

Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Executive Officer Incentive Plan(2))			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Shares(3))			All Other Stock Awards: Number of Shares of Stock or Units (Restricted Stock Units(4)) (#)	All Other Option Awards: Number of Securities Underlying Options (Stock Options) (#)	Exercise or Base Price of Option Awards(5) ($/share)	Grant Date Fair Value of Stock Option Awards(6) ($)
Name	Grant Date(1)	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)

Robert J. McCormick	11/18/2014	176,000	264,000	440,000	17,438	23,250	29,063	16,250	50,000	7.22	46,500
Michael M. Ozimek	11/18/2014	--	--	--	1,125	1,500	1,875	1,100	3,750	7.22	3,488
Robert T. Cushing	11/18/2014	128,000	192,000	320,000	9,188	12,250	15,313	8,250	28,000	7.22	26,040
Scot R. Salvador	11/18/2014	102,000	153,000	255,000	9,188	12,250	15,313	8,250	28,000	7.22	26,040
Robert M. Leonard	11/18/2014	52,000	78,000	130,000	9,188	12,250	15,313	8,250	28,000	7.22	26,040
Eric W. Schreck	11/18/2014	51,000	76,500	127,500	2,250	3,000	3,750	2,250	7,250	7.22	6,743

(1)	The dates in this column represent the grant date for the equity incentive plan awards reported in this table (performance shares, restricted stock units, and stock options).
(2)

The amounts in these columns indicate the estimated possible payouts available for 2014 under the Executive Officer Incentive Plan. Threshold refers to the minimum amount payable under the Executive Officer Incentive Plan assuming the minimum performance levels established under the plan are satisfied. Maximum refers to the maximum payout possible under the plan, and target refers to the amount payable if the specified performance targets under the plan are achieved. Please refer to the discussion below and to the Compensation Discussion and Analysis. The amounts actually earned by the named executive officers for 2014 are set forth in the Summary Compensation Table above in the “Non-Equity Incentive Plan Awards” column. Mr. Ozimek was only eligible for this plan after December 16, 2014 and did not receive any payout for 2014.

(3)

The amounts in these columns indicate the estimated future payouts available to the named executive officers with respect to awards of performance shares under the TrustCo Bank Corp NY 2010 Equity Incentive Plan. Threshold refers to the minimum amount of performance shares for which payment may be made assuming the minimum performance levels established under the November 18, 2014 awards under the plan are satisfied. Maximum refers to the maximum payout possible under such awards. If the conditions to the awards are satisfied, settlement of the awards will be made only in cash. Please refer to the discussion below and to the Compensation Discussion and Analysis.

(4)

The period of restriction applicable to the awards of restricted stock units under this heading lapses on November 18, 2017. These restrictions may lapse prior to that day in accordance with the plan and the award agreements. Following lapse of the period of restriction, settlement of the awards will be made only in cash.

(5)	Exercise price or base price is the closing price on the NASDAQ Stock Market of TrustCo’s common stock on the grant date.
(6)

Grant date fair value is calculated in accordance with FASB ASC 718. The assumptions made in the valuation of the awards are described in the footnotes to TrustCo’s consolidated financial statements for the years ended December 31, 2014 under the heading “Stock Based Compensation Plans-Equity Awards.”

As discussed in the Compensation Discussion and Analysis, the Company’s Compensation Committee established three weighted performance measures for 2014 under the Executive Officer Incentive Plan. The performance measures and their respective weightings for 2014 were (i) return on average equity (35% weighting), (ii) efficiency ratio (35% weighting) and (iii) the ratio of nonperforming assets to total assets (30% weighting). Bonus payments under the plan were subject to the Company’s achievement of specified, weighted performance measures for 2014 relative to the performance of TrustCo’s peer group for 2014 as follows:

•	If TrustCo’s results under a performance measure were lower than the peer group median, no bonus was to be paid with respect to that measure,

•

If TrustCo’s results under a performance measure were equal to the peer group median or exceeded the peer group median by less than 10%, the bonus was to be 20% of base salary multiplied by the weighting factor of that performance measure;

•

If TrustCo’s results under a performance measure exceeded the peer group median by 10% to 24%, the bonus was to be 30% of base salary multiplied by the weighting factor of that performance measure; and

•	If TrustCo’s results under a performance measure exceeded the peer group median by more than 25%, the bonus was to be 50% of base salary multiplied by the weighting factor of that performance measure.

The Compensation, Discussion and Analysis describes in greater detail the performance measures established under the Executive Officer Incentive Plan for 2014.

On November 18, 2014, TrustCo approved awards of incentive stock options and restricted stock units to its named executive officers, under the TrustCo Bank Corp NY 2010 Equity Incentive Plan. The exercise price of all options granted was $7.22, the closing price of the Company’s common stock on the NASDAQ Stock Market on November 18, 2014. The options awarded to employees and officers of TrustCo vest in equal annual installments over a five year period, with all options becoming fully vested as of November 18, 2019 and expiring on November 18, 2024. The period of restriction for the restricted stock unit awards will lapse as to all units awarded on November 18, 2017. The vesting of stock options and lapse of the period of restriction for the restricted stock units will accelerate under certain circumstances, including upon a change in control. The performance unit awards will vest on December 31, 2017, the end of the performance period established under those awards.

The following table provides information on the stock options, shares of restricted stock, restricted stock units and performance shares held by the named executive officers as of December 31, 2014.

Outstanding Equity Awards as of December 31, 2014

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(3)
		(#)	(#)	($)		(#)		($)	(#)		($)
Robert J. McCormick	01/21/2005	200,000	--	12.15	01/21/2015
	06/01/2007	200,000	--	9.91	06/01/2017
	06/02/2008	150,000	--	8.29	06/02/2018
	11/15/2011	90,000	60,000	5.14	11/15/2021
	11/20/2012	34,800	52,200	5.17	11/20/2022	22,000	(4)	159,720	20,000	(5)	145,200
	11/19/2013	15,800	63,200	7.05	11/19/2023	11,250	(6)	81,675	22,500	(7)	163,350
	11/18/2014	--	50,000	7.22	11/18/2024	16,250	(8)	117,975	23,250	(9)	168,795

Michael M. Ozimek	01/21/2005	7,500	--	12.15	01/21/2015
	06/01/2007	7,500	--	9.91	06/01/2017
	06/02/2008	7,500	--	8.29	06/02/2018
	11/15/2011	6,000	4,000	5.14	11/15/2021
	11/20/2012	2,400	3,800	5.17	11/20/2022	1,500	(4)	10,890	1,500	(5)	10,890
	11/19/2013	1,100	4,400	7.05	11/19/2023	750	(6)	5,445	1,500	(7)	10,890
	11/18/2014	--	3,750	7.22	11/18/2024	1,100	(8)	7,986	1,500	(9)	10,890

Robert T. Cushing	01/21/2005	100,000	--	12.15	01/21/2015
	06/01/2007	100,000	--	9.91	06/01/2017
	06/02/2008	75,000	--	8.29	06/02/2018
	11/15/2011	45,000	30,000	5.14	11/15/2021
	11/20/2012	17,400	26,100	5.17	11/20/2022	11,000	(4)	79,860	10,000	(5)	72,600
	11/19/2013	8,000	32,000	7.05	11/19/2023	6,000	(6)	43,560	12,000	(7)	87,120
	11/18/2014	--	28,000	7.22	11/18/2024	8,250	(8)	59,895	12,250	(9)	88,935

Scot R. Salvador	01/21/2005	100,000	--	12.15	01/21/2015
	06/01/2007	150,000	--	9.91	06/01/2017
	06/02/2008	75,000	--	8.29	06/02/2018
	11/15/2011	45,000	30,000	5.14	11/15/2021
	11/20/2012	17,400	26,100	5.17	11/20/2022	11,000	(4)	79,860	10,000	(5)	72,600
	11/19/2013	8,000	32,000	7.05	11/19/2023	6,000	(6)	43,560	12,000	(7)	87,120
	11/18/2014	--	28,000	7.22	11/18/2024	8,250	(8)	59,895	12,250	(9)	88,935

Robert M. Leonard	01/21/2005	7,500	--	12.15	01/21/2015
	06/01/2007	7,500	--	9.91	06/01/2017
	06/02/2008	10,000	--	8.29	06/02/2018
	11/15/2011	9,000	6,000	5.14	11/15/2021
	11/20/2012	3,400	5,100	5.17	11/20/2022	3,000	(4)	21,780	3,000	(5)	21,780
	11/19/2013	8,000	32,000	7.05	11/19/2023	6,000	(6)	43,560	12,000	(7)	87,120
	11/18/2014	--	28,000	7.22	11/18/2024	8,250	(8)	59,895	12,250	(9)	88,935

Eric W. Schreck	01/21/2005	7,500	--	12.15	01/21/2015
	06/01/2007	6,000	--	9.91	06/01/2017
	06/02/2008	10,000	--	8.29	06/02/2018
	11/15/2011	3,000	6,000	5.14	11/15/2021
	11/20/2012	1,700	5,100	5.17	11/20/2022	3,000	(4)	21,780	3,000	(5)	21,780
	11/19/2013	2,200	8,800	7.05	11/19/2023	1,500	(6)	10,890	3,000	(7)	21,780
	11/18/2014	--	7,250	7.22	11/18/2024	2,250	(8)	16,335	3,000	(9)	21,780

(1)	Awards of options vest in equal increments on each of the first through fifth anniversaries of the date of the award and become fully vested on the fifth anniversary.
(2)	Stock options are exercisable for ten years from the date of grant.
(3)	Market value is based upon the $7.26 closing price on the NASDAQ Stock Market of TrustCo’s common stock on December 31, 2014.
(4)	Represents restricted stock units awarded on November 20, 2012 which vest in full on November 20, 2015. As noted above, settlement of these restricted stock units will be in cash.
(5)

Vesting and Payment of the Performance shares awarded on November 20, 2012 are subject to the achievement of certain performance goals as described in the Compensation Discussion and Analysis above under the heading “Performance Share Awards.” The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance goals are achieved, settlement of the awards will be in cash.

(6)	Represents restricted stock units awarded on November 19, 2013, which vest in full on November 19, 2016, as noted above, settlement of the units will be in cash.
(7)

Vesting and Payment of the Performance shares awarded on November 19, 2013 are subject to the achievement of certain performance goals as described in the Compensation Discussion and Analysis above under the heading “Performance Share Awards.” The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance goals are achieved, settlement of the awards will be in cash.

(8)	Represents restricted stock units awarded on November 18, 2014 which will vest in full on November 18, 2017. As noted above, settlement of these restricted stock units will be in cash,
(9)

Vesting and Payment of the Performance shares awarded on November 18, 2014 are subject to the achievement of certain performance goals as described in the Compensation Discussion and Analysis above under the heading “Performance Share Awards.” The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance goals are achieved, settlement of the awards will be in cash.

In addition to the stock option grants noted above, the Company has previously issued awards under the TrustCo Bank Corp NY Performance Bonus Plan. Awards have been made to Messrs. McCormick, Cushing, and Salvador under this plan. As further discussed above in the Compensation Discussion and Analysis, the value of the Performance Bonus Units is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the plan. In 1997, Mr. Cushing was awarded 524,702 units at a split-adjusted price of $5.95 per unit. In 2004, Robert J. McCormick was awarded 524,702 units at a price of $10.78 and in 2004, Mr. Salvador was awarded 524,702 units at a price of $13.15. The unit prices were the TrustCo stock price on the day of the award. These units have no expiration date and are not valued for accounting purposes until a change in control has occurred.

Stock Options Exercised and Stock Vesting

During 2014, the period of restriction lapse for awards of restricted stock made in 2011 to the named executive officers, as follows:

Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting(1)($)
Robert J. McCormick	--	--	30,000	220,200
Robert T. Cushing	--	--	15,000	110,100
Scot R. Salvador	--	--	15,000	110,100
Robert M. Leonard	--	--	3,000	22,020
Eric W. Schreck	--	--	3,000	22,020
Michael M. Ozimek	--	--	2,500	18,350

(1)	Value realized on vesting is based upon the closing stock price of $7.34 for TrustCo stock as of November 15, 2014, which was the date the applicable restrictions lapsed.

Pensions and Nonqualified Deferred Compensation Benefits

As discussed in the Compensation Discussion and Analysis, TrustCo sponsors a defined benefit pension plan and a profit sharing/401(k) plan. Benefits under the pension plan were frozen effective December 31, 2006, and the plan closed to new participants effective that date.

Benefits under the pension plan are based on years of service and the employee’s highest average compensation during five consecutive years of the final ten years of employment. Compensation includes that compensation which is treated as FICA wages without regard to the Social Security taxable wage base. Compensation also includes any amounts that are treated as salary reduction contributions and used to purchase nontaxable benefits under Section 125 or Section 401(k) of the Internal Revenue Code, but excludes bonuses, overtime, commissions, and other incentive pay. A participant’s normal retirement benefit under the pension plan is an annual pension benefit commencing on his or her normal retirement date payable in an amount equal to a “Regular Benefit” plus a “Supplemental Benefit,” calculated as follows:

Regular Benefit:

1.	December 31, 1988 accrued benefit; plus
2.	1.25% of his or her average annual compensation, multiplied by creditable service after December 31, 1988 up to thirty years; plus

Supplemental Benefit:

3.	0.65% of his or her average annual compensation in excess of his or her covered compensation after December 31, 1988 multiplied by creditable service up to 35 years.

The following table presents a summary of benefits payable to each of the named executive officers under the pension plan.

Pension Benefits

(December 31, 2014)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Year
		(#)	($)	($)
Robert J. McCormick	Retirement Plan of Trustco Bank	11	312,641	--
Michael M. Ozimek	Retirement Plan of Trustco Bank	4	23,206	--
Robert T. Cushing	Retirement Plan of Trustco Bank	13	494,848	--
Scot R. Salvador	Retirement Plan of Trustco Bank	11	223,525	--
Robert M. Leonard	Retirement Plan of Trustco Bank	18	189,522	--
Eric W. Schreck	Retirement Plan of Trustco Bank	18	146,501	--

(1)

The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2014, with the retirement age being assumed to be the normal retirement age as defined in the plan.

Executives Eligible for Early Retirement: Participants in the pension plan are eligible for early retirement at age 55 and 10 years of vesting service. Early retirement benefits are determined using the same formula that is used for normal retirement benefits, but are reduced as follows:

Age at Early Retirement Date	Percent of Regular Benefit	Percent of Supplemental Benefit
64	96%	93.33%
63	92%	86.67%
62	88%	80.00%
61	84%	73.33%
60	80%	66.67%
59	76%	63.33%
58	72%	60.00%
57	68%	56.67%
56	64%	53.33%
55	60%	50.00%

Of the named executive officers, only Robert T. Cushing is eligible for early retirement and he has indicated his intention to retire effective May 31, 2015.

The following table provides information regarding nonqualified deferred compensation earned by the named executive officers.

Nonqualified Deferred Compensation - December 31, 2014

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Last Fiscal Year
	($)	($)	($)	($)	($)
Robert J. McCormick	--	--	--	--	1,584,836
Robert T. Cushing	--	--	--	--	3,244,059
Scot R. Salvador	--	--	--	--	722,574

Under TrustCo’s Supplemental Retirement Plan, the amount of the supplemental retirement benefit payable to a participant is based upon contributions by TrustCo that are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (a) the total retirement benefit the participant would have received under TrustCo’s defined benefit retirement plan without taking into account limitations imposed by the defined benefit plan and applicable law on compensation, annual benefits, and years of service, and (b) the retirement benefit the participant is projected to receive under the defined benefit retirement at normal retirement. The Supplemental Retirement Plan provides benefits based upon years of service to a maximum of 40 years. The supplemental account balance of a participant on any valuation date may not exceed $7.0 million.

Payments to participants are made after the participant has terminated employment with TrustCo or Trustco Bank, and has either completed five years of vested service or is eligible for early retirement under the retirement plan. Each of the plan participants has completed five years of vested service and is therefore vested in the supplemental retirement benefit aggregate amount above. Benefits can be paid in a lump sum or spread over a period of five years in the case of normal retirement. As discussed in the Compensation Discussion and Analysis, the supplemental retirement benefit plan has been frozen and no new contributions were made on behalf of the participants. As noted previously, the annual increment that would have been added to the SERP aggregate balance was paid subsequent to 2014 directly to the named executive officer who was a participant in the SERP, as follows:

Robert J. McCormick	$581,603
Robert T. Cushing	293,999
Scot R. Salvador	340,494

Potential Payments upon Termination or Change in Control

Employment Agreements. As noted above, TrustCo and Trustco Bank have entered into employment agreements with Messrs. McCormick, Cushing, Salvador and Leonard which provide for certain change in control/severance payments and benefits. The agreements for Messrs. McCormick Cushing and Salvador are substantially the same.

In the event the employment of Messrs. McCormick, Cushing or Salvador is terminated for any reason other than good cause or retirement at the mandatory retirement age within twelve months prior to a change in control, or a change in control occurs while the executive is employed by either or both of TrustCo or Trustco Bank, then the executive will receive an amount equal to 2.99 times his then-current annual compensation to be paid in a single lump sum within 10 days following the change in control. The employment agreement also provides for an excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Upon termination of any of these executives’ employment (i) upon their death, disability or retirement, or (ii) for any reason other than good cause within two years following a change in control, TrustCo must, for the longer of the life of the executive or the life of his spouse, reimburse the executive or his spouse for otherwise unreimbursed medical expenses, including medical insurance premiums. In addition, if any of these executives’ employment is terminated for any reason other than good cause within two years following a change in control, TrustCo must transfer the executive’s Company car (at book value) and club membership to the executive.

In the event the employment of Mr. Leonard is terminated by the Company for any reason other than good cause or by Mr. Leonard for good reason (i) with twelve months prior to a change in control, or (ii) two years following a change in control, then the executive will receive an amount equal to 2.99 times his then-current annual compensation, to be paid in a single lump sum within 10 days following the later of a change in control or his termination. Mr. Leonard is not entitled to any excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tas imposed by Section 4999 of the Internal Revenue Code.

Upon the termination of Mr. Leonard’s employment (i) upon his death, disability or retirement, or (ii) by the Company for any reason other than good cause or by Mr. Leonard for good within two years following a change in control, Mr. Leonard is entitled to the same medical expense reimbursement as provided to Messrs. McCormick, Cushing, and Salvador, described above. Mr. Leonard will also be entitled to the same transfer of Company car and country club membership upon his termination by the Company for any reason other than good cause or by Mr. Leonard for good within two years following a change in control as provided to Messrs. McCormick, Cushing, and Salvador, described above.

Under the employment agreements, “good cause” means the executive’s commission of an act of fraud, embezzlement, or theft constituting a felony against either of TrustCo or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the executive.

Also under the employment agreements, a “change in control” means a change in the ownership of TrustCo, a change in the effective control of TrustCo or Trustco Bank or a change in the ownership of a substantial portion of the assets of TrustCo or Trustco Bank as provided in

Section 409A of the Internal Revenue Code and any guidance or regulations under Section 409A. Section 409A regulations provide the following:

•

subject to certain exceptions specified in the agreements, a change in the ownership of TrustCo or Trustco Bank occurs on the date that any one person, or more than one person action as a group, acquires ownership of stock of TrustCo that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of TrustCo or Trustco Bank;

•

a change in the effective control occurs only on the date that either: (i) any one person or more that on person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of TrustCo or Trustco Bank possessing 30% or more of the total voting power of the stock of TrustCo or (ii) a majority of members of TrustCo’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of TrustCo’s board of directors prior to the date of the appointment or election; or

•

a change in the ownership of a substantial portion of TrustCo’s or Trustco Bank’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from TrustCo or Trustco Bank that have a total gross fair market value equal to or more than 40% of the total gross fair market value all of the assets of TrustCo immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of TrustCo, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under Mr. Leonard’s employment agreement, “good reason” means (i) any substantial diminution in the executive’s job responsibilities or material adverse change in his title or status, (ii) a reduction in his base salary or failure to maintain his benefits at a level comparable to the level in effect at the effective date of the agreement, (iii) a determination by the Company, for reasons other than good cause, not to renew the term of the agreement, or (iv) the relocation of executive’s principal place of employment by more than 50 miles from the Company’s main headquarters as of the effective date of the agreement.

Each of the employment agreements for Messrs. McCormick, Cushing, and Salvador defines “termination” to include the unilateral election of the executive to terminate the employment agreement and his employment with TrustCo and Trustco Bank or the executive otherwise experiences a “separation from service” within the meaning of Treasury Department Regulations under Section 409A of the Internal Revenue Code.

Performance Bonus. Additionally, the units awarded to Messrs. McCormick, Cushing and Salvador under the Performance Bonus Plan vest on the earlier of a change in control or the termination of their employment for reasons other than cause within one year prior to a change in control. Payment of the value of the units must be made within ten days after the change in control.

In the event that the amount payable under the Performance Bonus Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the plan also provides for an excise tax gross-up payment to the executives. The PSAUs granted to Mr. Leonard become vested upon (i) a termination of Mr. Leonard without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or Mr. Leonard’s termination (whichever is greater).

TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan. Under the TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan and the award agreements under such plan, the options will become fully vested upon retirement, disability or death and the period of restriction under the restricted stock and restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the Amended and Restated 2010 Equity Incentive Plan, upon retirement, disability or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. In addition, all options, restricted stock, restricted stock units and performance shares will become full vested upon a change in control and the performance shares will be paid out based on the achievement of performance goals up to the date of the change in control.

The following table reflects the amount of compensation payable to each of the named officers, upon a change in control or in the event of the termination of such executive’s employment. The amounts would be paid in accordance with each person’s employment agreement (if any) and other benefit plans and agreements as discussed in the preceding sections. The amounts shown assume that such termination was effective as of December 31, 2014, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to equity incentives (stock options and restricted stock awards) and performance bonus units are based on the closing value of TrustCo common stock on December 31, 2014, which was$7.26. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment.

Termination and Change in Control Payments

	Termina- tion for “Good Cause”(1)	Resigna- tion by Officer Without Change in Control	Termination by Company Without Good Cause and Without Change in Control(2)	Retirement Without Change in Control(3)	Disability(4)	Death(5)	Change in Control or Termina- tion in Connection With a Change in Control (11)
Robert J. McCormick
Salary and Bonus	$--	$--	$3,416,006	$--	$--	$600,000	$3,367,936
Health insurance and other perquisites	--	--	1,859,485	1,859,485	1,859,485	1,859,485	1,909,485
Tax gross-up payment	--	--	--	--	--	--	3,112,219
Pension benefits(6)	312,641	312,641	312,641	312,641	312,641	312,641	312,641
Supplemental Retirement Plan(7)	--	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836
Equity incentives(9) (10)	--	--	--	669,670	1,029,040	1,029,040	1,355,135
TOTAL	$312,641	$1,897,477	$7,172,968	$4,426,632	$4,786,002	$5,386,002	$11,642,252

Michael M. Ozimek
Salary and Bonus	$--	$--	$--	$--	$--	$285,000	$--
Pension benefits(6)	23,206	23,206	23,206	23,206	23,206	23,206	23,206
Equity incentives (9) (10)	--	--	--	45,935	70,256	70,256	92,036
TOTAL	$23,206	$23,206	$23,206	$69,141	$93,462	$378,462	$115,242

Robert T. Cushing
Salary and Bonus	$--	$--	$2,226,398	$--	$--	$600,000	$2,449,408
Health insurance and other perquisites	--	--	1,359,197	1,359,197	1,359,197	1,359,197	1,409,197
Tax gross-up payment	--	--	--	--	--	--	2,538,345
Pension benefits(6)	494,848	494,848	494,848	494,848	494,848	494,848	494,848
Supplemental Retirement Plan(7)	--	3,244,059	3,244,059	3,244,059	3,244,059	3,244,059	3,244,059
Performance Bonus Plan(8)	--	--	--	--	--	--	687,360
Equity incentives(9) (10)	--	--	--	336,875	520,190	520,190	691,405
TOTAL	$494,848	$3,738,907	$7,324,502	$5,434,979	$5,618,294	$6,218,294	$11,514,622

Scot R. Salvador
Salary and Bonus	$--	$--	$1,986,588	$--	$--	$600,000	$1,951,872
Health insurance and other perquisites	--	--	2,121,764	2,121,764	2,121,764	2,121,764	2,171,764
Tax gross up payment	--	--	--	--	--	--	2,369,677
Pension benefits(6)	273,525	273,525	273,525	273,525	273,525	273,525	273,525
Supplemental Retirement Plan(7)	--	722,574	722,574	722,574	722,574	722,574	722,574
Equity incentives (9) (10)	--	--	--	336,875	520,190	520,190	691,405
TOTAL	$273,525	$996,099	$5,104,451	$3,454,738	$3,638,053	$4,238,053	$8,180,817

Eric W. Schreck
Salary and Bonus	$--	$--	$--	$--	$--	$510,000	$--
Pension benefits(6)	146,501	146,501	146,501	146,501	146,501	146,501	146,501
Equity incentives (9) (10)	--	--	--	49,222	98,227	98,227	141,787
TOTAL	$146,501	$146,501	$146,501	$195,723	$244,728	$754,728	$288,288

Robert M. Leonard
Salary and Bonus	$--	$--	$630,238	$--	$--	$520,000	$995,072
Health Insurance and other perquisites	--	--	2,021,117	2,021,117	2,021,117	2,021,117	2,071,117
Pension benefits(6)	189,522	189,522	189,522	189,522	189,522	189,522	189,522
Performance based stock appreciation units(8)	--	--	--	--	--	--	93,000
Equity incentives(9) (10)	--	--	--	102,645	227,880	227,880	382,155
TOTAL	$189,522	$189,522	$2,840,877	$2,313,284	$2,438,519	$2,958,519	$3,730,866

(1)

Under the employment agreements of Messrs. McCormick, Cushing, Salvador, and Leonard, “good cause” means the commission of an act of fraud, embezzlement or theft constituting a felony against either of the Company or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the executive officer.

(2)

The amounts in this column represent the aggregate value of the payments due under the remaining term of the employment agreements of Messrs. McCormick, Cushing, Salvador, and Leonard, assuming no changes in the amount of base salary after termination and payments under the Executive Officer Incentive Plan and the additional amount payable in lieu of contributions to the Supplemental Retirement Plan. The employment agreements of Messrs. McCormick, Cushing, and Salvador renewed as of January 1, 2014 for a new term of three years each. The amounts presented in this column take into account the remaining two-year term of each agreement and also taken into account the one-year term of Mr. Leonard. Messers Schreck and Ozimek do not have an employment agreement with the Company.

(3)

Retirement” means termination of employment at the earliest retirement date applicable to the named executive officer under the Trustco Bank retirement plan. As of December 31, 2014, only Mr. Cushing was eligible to receive retirement benefits under such plan. Mr. Cushing has announced his retirement effective May 31, 2015. Please also refer to the Pension Benefits table and the related discussion.

(4)

Disability” means a mental or physical condition which (i) in the opinion of a physician mutually agreed upon the by boards of directors of the Company and Trustco Bank and the named executive officer, will prevent such officer from carrying out the material job responsibilities or duties to which the officer was assigned at the time the disability was incurred and (ii) is expected to last for an infinite duration or a duration of more than six months.

(5)

The Company provides a death benefit to all employees through a third party insurance company under which it makes a payment in the amount of two year’s salary of the deceased employee (but not more than $600,000), to the surviving spouse, if any, of the deceased employee.

(6)

The actuarial present value of the named executive officer’s accumulated benefit under Trustco Bank retirement plan, determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles. Benefits under the plan will be paid in accordance with the terms of the plan, which do not provide for payment of benefits in a lump sum.

(7)

The amounts disclosed represent the aggregate balance as of December 31, 2014 for each of Messrs. McCormick, Cushing and Salvador. Messrs. Leonard, Schreck and Ozimek do not participate in the Supplemental Retirement Plan

(8)

The amounts disclosed represent the payment, in the case of Mr. Cushing, under TrustCo’s Performance Bonus Plan and, in the case of Mr. Leonard, under his Performance Based Stock Appreciation Unit Agreement.

(9)

The amounts disclosed in the columns headed “Retirement Without Change in Control,” “Disability” and “Death” represent the amount payable to the named executive officer upon such events under TrustCo’s equity incentive plans. Under the TrustCo Bank Corp NY 2010 Equity Incentive Plan and the award agreements under such plan, the options accelerate upon retirement, disability or death and the period of restriction under the restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the 2010 plan, upon retirement, disability or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. The amounts presented assume satisfaction of the performance targets at the targeted level for 2013 and 2014. Because the performance period under the 2014 awards commenced on January 1, 2015, termination for retirement, disability, or death as of December 31, 2014 would not result in any payment in respect of such performance shares.

(10)

The amounts disclosed in the column headed “Change in Control or Termination in Connection With a Change in Control” represent the payment to the named executive officer upon the accelerated vesting (or, as appropriate, lapse of restrictions) of awards under TrustCo’s equity incentive plans if a change in control occurred, and such officer were terminated, on December 31, 2014, and assumes the resulting amount is paid in cash. All unvested options and restricted stock units vest in full upon a change in control. The time-based vesting condition of performance shares will be satisfied in full upon a change in control, with payment to be made in respect of performance shares based upon the extent to which the performance goals specified in the applicable award agreement have been met up to the date of the change in control, or at the target vesting specified in the award agreement, whichever is higher.

(11)

The salary and bonus amounts and the amount of the tax gross-up payment (if any) disclosed in this column becomes payable on the earlier of (i) a change in control or (ii) the termination of the named executive officer’s employment within one year prior to a change in control. The health insurance and other perquisite amount disclosed in this column becomes payable only upon the termination of the named executive officer’s employment within two years after a change in control.

Compensation Policies and Practices that Present Material Risks to the Company

The Compensation Committee believes strongly that the compensation structure for the executive officers or any employee at TrustCo should not encourage undue risk taking. As discussed in the Compensation Discussion and Analysis, the Company’s executive officer compensation program includes cash and equity components with both short term (executive officer incentive plan) and longer-term (equity incentive plan, among others) performance measurement periods. Also as discussed, benefits under TrustCo’s compensation program may be forfeited if the executive does not remain employed at TrustCo. Further, the Equity Incentive Plan expressly provides that the TrustCo board and the Compensation Committee must work together to ensure that the implementation of the plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company. As such, after a review of the Company’s compensation policies and procedures, the Compensation Committee has concluded that the risks arising from TrustCo’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Compensation paid or awarded to members of TrustCo’s board of directors who are not also executive officers of TrustCo or Trustco Bank is comprised of a meeting fee of $10,000 and awards under TrustCo’s Directors Equity Incentive Plan and Directors Performance Bonus Plan.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)		Total
	($)	($)	($)		($)
Dennis A. De Gennaro	120,000	10,830	263		131,093
Joseph A. Lucarelli	120,000	10,830	263		131,093
Thomas O. Maggs	120,000	10,830	263		131,093
Dr. Anthony J. Marinello	120,000	10,830	263		131,093
Robert A. McCormick	120,000	10,830	385,382	(3)	516,212
William D. Powers	120,000	10,830	263		131,093
William J. Purdy	120,000	10,830	263		131,093

(1)

Includes the grant date fair value, calculated in accordance with FASB ASC 718 for the restricted stock units awarded in 2014. The assumptions made in the valuation of the awards are described in the footnotes to TrustCo’s consolidated financial statements for the years ended December 31, 2014 and 2013 under the heading “Stock Based Compensation Plans-Equity Awards.”

(2)	Includes the common stock dividend of $0.2625 that was declared during the period in 2014 prior to the vesting of the restricted stock earned on the 1,000 shares awarded in 2011.
(3)

Includes $200,000 paid under a consulting agreement and for the noncompetition covenant set forth in that agreement, retirement and pension plan payments of $89,151, perquisites of $95,968 (including tax payments on such benefits of $50,258), and dividends on the restricted stock of $263.

TrustCo’s Amended and Restated 2010 Directors Equity Incentive Plan provides for the periodic grant of options, restricted stock, restricted stock units, and stock appreciation rights to directors as approved by the Compensation Committee. The exercise price for options may not be less than 100% of the fair market value of TrustCo’s common stock on the NASDAQ Stock Market (generally the closing price) on the day the grants are awarded.

Outstanding options, granted under TrustCo’s Amended and Restated 2010 Directors Equity Incentive Plan and prior directors’ stock option plans, held by current TrustCo directors are as follows:

Dennis A. De Gennaro	2,000
Joseph A. Lucarelli	8,000
Thomas O. Maggs	6,000
Anthony J. Marinello, MD, PhD	8,000
Robert A. McCormick	8,000
William D. Powers	8,000
William J. Purdy	8,000

During 2014, directors were awarded 1,500 shares of restricted stock units. The period of restriction applicable to the awards will lapse as to all units awarded on November 18, 2017. The restricted stock units do not entitle the director to any cash or other dividend declared on the stock or to vote the units.

Also, during 2014 directors vested in restricted stock that was awarded to them in 2011. Each director vested in 1,000 shares of Company stock at the market price on November 15, 2014 of $7.34 per share.

TrustCo directors who are not also employees of TrustCo or Trustco Bank are eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan, which was adopted by the TrustCo board in 1997. Under the Directors Performance Bonus Plan, nonemployee directors are eligible to be awarded “units,” the value of which is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the Directors Performance Bonus Plan. (The definition of change in control is the same as the definition contained in the employment agreements for TrustCo’s named executive officers, which were described above.) The units so awarded vest and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each nonemployee director has been awarded 34,981 units under the Directors Performance Bonus Plan at a base price of $5.95 per unit, except for Mr. Lucarelli, whose base price is $8.59 per unit, Mr. Maggs, whose base price is $10.59 per unit and Mr. De Gennaro whose base price is $6.33 per unit. Robert A. McCormick was awarded 1,399,205 units at a price of $5.95 per unit in 1997 as the Company’s Chief Executive Officer. The Directors’ Performance Bonus Plan allows awards given to an employee who is or becomes a director to retain those awards even after the employee has terminated employment so long as he or she remains a director.

TrustCo and Robert A. McCormick have entered into a consulting agreement under which Mr. McCormick serves as a consultant to the board of directors of TrustCo and to the board of directors of each of its affiliates, rendering to such boards and to individual members of such boards consulting services and advice on an as-needed basis with respect to matters pertaining to TrustCo and its affiliates. The services rendered are advisory only, and Mr. McCormick’s services as a consultant are rendered at such times and places as are mutually convenient to the boards and Mr. McCormick. The current agreement with Mr. McCormick took effect on June 1, 2011 and has a five-year term.

As compensation for the services rendered and to be rendered by Mr. McCormick under the consulting agreement and for the noncompetition covenant set forth in that agreement, TrustCo paid Mr. McCormick in 2014 a fee in the amount of $200,000. In the event of Mr. McCormick’s death or disability (as defined in the agreement) during the term of the consulting agreement, TrustCo will be obligated to pay to his estate or other designated beneficiary the full amount of the annual fee for the term year (June 1 to May 31) in which his death or disability occurred. TrustCo may terminate the consulting agreement upon not less than one year’s prior written notice to Mr. McCormick.

Also, in connection with the consulting agreement Mr. McCormick is provided office facilities and the use of a personal secretary, ongoing use of a company vehicle, club, estate planning services, and tax payments on these benefits. The cost of these is included in the table as other compensation.

Finally, under Mr. McCormick’s employment agreement, TrustCo and/or Trustco Bank will provide at no cost to Mr. McCormick and his wife, for the rest of Mr. McCormick’s life, or the life of his spouse, the same health insurance benefits provided to Mr. McCormick and his family by TrustCo and Trustco Bank prior to his retirement. TrustCo and Trustco Bank will also provide to Mr. McCormick for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan. As a retired employee, Mr. McCormick also participates in and receives benefits from the Trustco Retirement Plan in accordance with the plan provisions.

Ownership of TrustCo Common Stock by Certain Beneficial Owners

TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of its common stock, except as described below:

Name and Address:	Amount		Percent
Royce & Associates, LLC	9,167,482	(1)	9.66%
745 Fifth Avenue
New York, NY 10151

BlackRock, Inc.	8,550,992	(2)	9.00%
55 East 52nd Street
New York, NY 10022

Franklin Resources, Inc.	5,168,703	(3)	5.4%
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 94403-1906
Franklin Advisory Services LLC
One Parker Place, Ninth Floor
Fort Lee, NJ 07024

(1)	Based solely upon an amended Schedule 13G filed with the Securities Exchange Commission (“SEC”) by the listed person on January 29, 2015, containing information as of December 31, 2014.
(2)	Based soley upon an amended Schedule 13G filed with the SEC by the listed person on January 15, 2015, containing information as of December 31, 2014.
(3)

Based solely upon an amended Schedule 13G filed with the SEC by the listed person on February 10, 2015, containing information as of December 31, 2014. Franklin Resources, Inc. (“Franklin”) indicated in the filing that Franklin Advisory Services LLC had sole voting power for 4,930,056 shares and sole dispositive power for 5,166,056 shares, and Franklin Templeton Portfolio Advisory, Inc. had sole voting and dispositive power for 2,647 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of Franklin and the principal stockholders of Franklin.

On March 1, 2015, the Financial Services Department of Trustco Bank held 225,555 shares of TrustCo common stock as executor, trustee, and agent (0.24% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive Officers and Associates

The Company has adopted policies and procedures for the review, approval, or ratification of transactions with its directors and executive officers or their related persons, such as immediate family members. TrustCo’s Code of Conduct requires transactions between TrustCo or Trustco Bank and any of their directors or executive officers (or their respective immediate family members) be fully disclosed and be reviewed and, if appropriate, approved by the board or board members who do not have an interest in the transaction in question.

Certain directors and executive officers of TrustCo and Trustco Bank, or corporations and firms with which these individuals are associated, are also deposit or trust customers of Trustco Bank, or have obtained loans or other extensions of credit from Trustco Bank. TrustCo expects that they will continue to be deposit, trust, or loan customers of Trustco Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectability, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. Further, federal regulations require that all loans or extensions of credit to TrustCo executive officers and directors by Trustco Bank be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Also under federal regulations, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors. TrustCo and Trustco Bank have adopted written policies and procedures that implement these requirements.

Trustco Bank obtains legal services from, and pays fees to, Overton, Russell, Doerr, and Donovan, LLP, a law firm in which Thomas R. McCormick, son of Robert A. McCormick and brother of Robert J. McCormick, is a partner. Trustco Bank obtains such services at rates that are substantially the same as those the firm charges other clients, and the firm is one of a number of law firms that is retained by TrustCo to provide legal services to it. During the year ended December 31, 2014, $467,484 of legal fees were paid to Overton, Russell, Doerr, and Donovan, LLP. Also, TrustCo has entered into a consulting agreement with Robert A. McCormick as more specifically set forth previously in the discussion of Director Compensation. Each of the loans and other transactions described above was approved by the board of directors, or appropriate board committee, in accordance with TrustCo and Trustco Bank policies.

Insurance for Indemnification of Officers and Directors

TrustCo’s bylaws provide detailed procedures to address circumstances under which an officer or director of TrustCo may seek indemnification from TrustCo and when such indemnification may be authorized. TrustCo’s employment agreements with Robert J. McCormick, Robert T. Cushing, Scot R. Salvador, and Robert M. Leonard contain provisions that obligate

TrustCo or Trustco Bank to indemnify the officers under certain circumstances. The form of these agreements were filed as an exhibit to the Current Report on Form 8-K filed December 22, 2008 and an amendment to the agreement was disclosed in a Current Report on Form 8-K filed March 17, 2009. TrustCo renewed insurance for the indemnification of its executive officers and directors of TrustCo and Trustco Bank from Zurich American Insurance Company for the primary coverage and a series of insurance companies for supplemental layers of coverage effective for the one-year period from October 10, 2014 to October 10, 2015. The cost of this insurance was $503,015, and coverage is provided to all executive officers and directors of TrustCo and Trustco Bank. TrustCo’s board of directors has no knowledge of any claims made or sum paid pursuant to such insurance policy during 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires TrustCo’s directors, executive officers, and persons who own more than 10% of a registered class of TrustCo’s equity securities to file initial reports of ownership and reports of changes in ownership in TrustCo’s common stock with the S.E.C. and to furnish TrustCo with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements have been met, except that Sharon J. Parvis did not timely file one Section 16(a) report.

SEC Form 10-K

TrustCo will provide without charge a copy of its Annual Report on Form 10-K upon written request. Requests and related inquiries should be directed to: Kevin T. Timmons, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

Code of Conduct

Upon written request, TrustCo will provide without charge a copy of its Code of Conduct. Requests and related inquiries should be directed to: Robert M. Leonard, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

SHAREHOLDER PROPOSALS

Shareholder proposals, including the submission of director nominees, to be considered for inclusion in a proxy statement in connection with any forthcoming Annual Meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo’s proxy statement and form of proxy for the Annual Meeting of shareholders expected to be held in May of 2016 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 3, 2015. Proposals intended to be considered at the 2016 Annual Meeting but that are not to be included in TrustCo’s proxy statement must be received at TrustCo’s principal executive offices no later than February 16, 2016. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

APPENDIX I

TRUSTCO BANK CORP NY

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

December 21, 2010

(amended and restated, March 17, 2015)

TrustCo Bank Corp NY

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

December 21, 2010

(amended and restated, March 17, 2015)

1.	Establishment, Purpose, and Effective Date of Plan.

(a)	Establishment. TrustCo Bank Corp NY, a New York corporation, hereby establishes the “AMENDED AND RESTATED TRUSTCO BANK CORP NY 2010 EQUITY INCENTIVE PLAN”.

(b)	Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing to certain key employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries through the opportunity to acquire equity ownership in the Company, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. At the same time, the Board and Committee will work together to ensure that the implementation of the Plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company.

(c)	Effective Date. The Plan was originally effective upon its adoption by the Board of Directors of the Company on December 21, 2010 and was approved by stockholders at the Company’s 2011 Annual Meeting of Stockholders.

2.	Definitions.

(a)	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below.

(i)	“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Performance Share granted under the Plan.

(ii)	“Award Agreement” means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(iii)	“Board” means the Board of Directors of the Company.

(iv)	“Cause” means conduct of a Participant that involves the commission of an act of fraud, embezzlement or theft constituting a felony against the Company or any Subsidiary as finally determined by a court of competent jurisdiction or an unequivocal admission by the Participant.

(v)	“Code” means the Internal Revenue Code of 1986, as amended.

(vi)	“Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar or successor term) is defined by Rule 16b-3, and as an “outside director” within the meaning of Code Section 162(m) and regulations thereunder.

(vii)	“Company” means TrustCo Bank Corp NY, a New York corporation.

1

(viii)	“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Participant also will be deemed to have a “Disability” if determined to be totally disabled by the Social Security Administration.

(ix)	“Eligible Employee” means any executive, key managerial employee or other employee of the Company or its Subsidiaries, or any branch or division thereof, who is a regular, full-time, salaried employee. An Eligible Employee who, with the approval of the Board or the Committee, enters into a written agreement (a “Continuing Participant Agreement”) with the Company or its Subsidiaries to remain a continuing participant in the Plan, which such agreement will be effective upon such person ceasing to be a regular, full-time, salaried employee of the Company or a Subsidiary, shall continue to be an Eligible Employee for purposes of the Plan and shall not be deemed to incur a Separation from Service during the term of such Continuing Participant Agreement, unless, with respect to an Award that is not exempt from Code Section 409A, such person has had a Separation from Service within the meaning of Code Section 409A.

(x)	“Fair Market Value” means the closing price of the Stock as reported on the Nasdaq Global Select Market, or such other system as may supersede it, on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(xi)	“Option” means the right to purchase Stock at a stated price for a specified period of time (subject to Section 7(c)). For purposes of the Plan, an Option may be either (1) an “Incentive Stock Option,” or “ISO,” within the meaning of Section 422 of the Code, (2) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (3) any other type of option encompassed by the Code.

(xii)	“Participant” means any Eligible Employee designated by the Committee to participate in the Plan.

(xiii)	“Performance Unit” means a right to receive a payment equal to the value of a performance unit granted as determined by the Committee based upon performance and pursuant to Section 11 of the Plan.

(xiv)	“Performance Share” means a right to receive a payment equal to the value of a performance share granted as determined by the Committee based on performance and pursuant to Section 12 of the Plan.

(xv)	“Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9(g) of the Plan.

(xvi)	“Plan” means the TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan as set forth herein and any amendments hereto.

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(xvii)	“Previously-Acquired Share” means a share of Stock acquired by the Participant or any beneficiary of the Participant, and if so acquired, such share of Stock has been held for a period of not less than six months, or such shorter period as the Committee may prescribe.

(xviii)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(xix)	“Restricted Stock Unit” means a right to receive a payment equal to the value of a share of Stock, pursuant to Section 10 of the Plan.

(xx)	“Retirement” means a Participant’s Separation from Service other than for Cause or because of the Participant’ death or Disability, at or after the Participant’s (1) age 65 (“Normal Retirement Date”) or (2) age 55 (but prior to age 65), with ten or more years of service, or such other date prior to age 65 which constitutes an Early Retirement Date (“Early Retirement Date”) as defined from time to time under the Retirement Plan of Trustco Bank. For purposes hereof, the phrase “years of service” has the meaning ascribed to the term “Credited Years of Service” under the Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan dated January 1, 2008.

(xxi)	“Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended. Rule 16b-3 generally provides exemptions from the short-swing profit recovery provisions of Section 16(b) for transactions between an issuer and its officers or directors, including the grant and exercise of options and other equity-related awards.

(xxii)

“Separation from Service” means a termination of the Participant’s employment or service with the Company and all of its controlled group members within the meaning of Code Section 409A. Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Company and Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 25% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six month period (or the full period of services to the Company if the Participant has been providing services to the Company less than thirty-six months). For periods during which a Participant is on a paid bona fide leave of absence (as defined in Treas. Reg. §1.409A-1(h)(1)(i)) and has not otherwise terminated employment, the Participant is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which a Participant is on an unpaid bona fide leave of absence (as defined in Treas. Reg.

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§1.409A-1(h)(1)(i)) and has not otherwise terminated employment are disregarded for purposes of this definition (including for purposes of determining the applicable thirty-six month period). There is no Separation from Service of a Participant with the Company (or any of its controlled group members within the meaning of Code Section 409A) where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of the Participant by the Company or any of controlled group members within the meaning of Code Section 409A.

(xxiii)	“Stock” or “Common Stock” means the common stock of the Company.

(xxiv)	“Stock Appreciation Right” and “SAR” mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant, with respect to a number of shares of Stock fixed on or before the date of grant.

(xxv)	“Subsidiary” means a corporation of which stock possessing 50% or more of the total combined voting power of all classes of its stock entitled to vote generally in the election of directors is owned in the aggregate by TrustCo Bank Corp NY directly or indirectly through one or more subsidiaries.

(xxvi)	“Ten Percent Shareholder” means an Eligible Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

(b)	Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.	Eligibility and Participation.

(a)	Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Eligible Employees who, in the opinion of the Committee, are Eligible Employees in a position to contribute to the Company’s continued growth and development and to its long-term financial success.

(b)	Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

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4.	Administration.

(a)	Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Eligible Employees who are to be recipients of such Awards. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board (or the independent members of the Board) may act as the Committee hereunder.

(b)	Delegation of Authority. The Committee may authorize the Chief Executive Officer of the Company and other senior officers of the Company to recommend officers and employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions which the Committee is authorized to take under the Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code.

(c)	Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee. The Award Agreement shall be delivered to and signed by the Participant and the Company.

5.	Stock Subject to Plan.

(a)	Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards of Options and/or Restricted Stock under the Plan may not exceed 1,000,000, and the total number of Awards of Stock Appreciation Rights, Restricted Stock Units, Performance Units and/or Performance Shares may not exceed the equivalent of 1,000,000 shares. (No shares of Stock will in fact be issued by the Company upon the issuance or exercise of any or all rights under Stock Appreciation Rights, Restricted Stock Units, Performance Units or Performance Shares.) Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5(d). The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

(b)	No Reuse.

(i)	Shares of Stock subject to an Option that have not become outstanding shall not be available for re-issuance under the Plan if the Option shall expire or terminate

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without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary).

(ii)	If, and to the extent any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of shares for tax withholding), such shares of Stock shall not be available for issuance under the Plan.

(c)	Limitations on Awards to a Single Participant. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to Awards made hereunder:

(i)	no Participant may be granted, during any calendar year, Awards consisting of Options or Restricted Stock that are exercisable for or relate to, more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of Section 5(d); and

(ii)	no Participant may be granted, during any calendar year, Awards consisting of units denominated in shares of Common Stock (other than any Awards consisting of Options or Restricted Stock) covering or relating to more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 5(d) hereof.

(d)	Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5(a), subject to each outstanding Award and the other terms thereof, and the limitations set forth in Section 5(c), shall be adjusted appropriately by the number of shares the Committee determines, which determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

6.	Duration of Plan.

(a)	Duration of Plan. The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 17 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after December 21, 2020.

7.	Stock Options.

(a)	Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

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(b)	Option Price. No Option granted pursuant to the Plan shall have an Option exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted. An ISO granted to a Ten-Percent Shareholder, shall have an Option Price which is not less than 110% of the Fair Market Value of the Stock on the date the ISO is granted.

(c)	Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options. The Committee shall determine the period of time during which an Option may be exercised, which such period shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years from the date of grant (five years in the case of an ISO granted to an employee who is a Ten-Percent Shareholder on the date of grant).

(d)	Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option exercise price upon exercise of any Option shall be payable to the Company in full:

(i)	in cash or its equivalent (including, for this purpose, the proceeds from a third-party broker-assisted “cashless” exercise);

(ii)	by tendering Previously-Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price;

(iii)	by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or

(iv)	by a combination of (i), (ii), and (iii), above.

The Company may not sponsor, or assist in any material way, any “cashless” exercise program pursuant to which payment for Options to be exercised is made by surrendering other Options. The prohibition of the immediately preceding sentence does not apply to third-party, broker-assisted “cashless” exercise programs as described in clause (i) above that the Company does not sponsor or assist and payment of the exercise price of Options by tender of Previously-Acquired Shares as described in clause (ii) above.

(e)	Limitations on ISOs. All shares authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(i)

the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (together

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with any other “incentive stock options” within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and all other plans of the Company, its parent (if any) and any Subsidiary) shall not exceed $100,000.00 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options;

(ii)	any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options;

(iii)	all Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders; and

(iv)	unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant (five years in the case of Incentive Stock Options granted to a Ten-Percent Shareholder).

(f)	Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant with the Company is terminated by reason of death, Disability, or Retirement, any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination. Such options may be exercised at any time prior to the expiration date of the Options or within three years after such date of termination, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three months after date of termination, or twelve months in the case of Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

(g)	Termination of Employment other than Due to Death, Disability or Retirement and other than for Cause. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, or other than involuntarily for Cause, the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that no vesting of any Options that are not vested as of the date of termination of employment shall occur after such date of termination and provided further that in the event such termination occurs after a Change-in-Control (as defined in Section 16(b) of the Plan), the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three years after such date of termination of employment, whichever first occurs.

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(h)	Termination of Employment for Cause. Where termination of employment is involuntarily for Cause, rights under all Options, whether or not such Options are vested, shall terminate immediately upon such termination.

(i)	Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(i)	the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)	a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)	a partnership in which such Immediate Family Members are the only partners;

provided, however, that with respect to any of the foregoing permissible transfers:

(i)	there may be no consideration for such transfer;

(ii)	the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7(i); and

(iii)	subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 14. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 14 hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 16 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 16.

(j)	Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

8.	Stock Appreciation Rights.

(a)	Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee.

(b)	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

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(c)	Price. No SAR granted pursuant to the Plan shall have a price that is less than the Fair Market Value of the Stock on the date the SAR is granted.

(d)	Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive a cash payment of an amount (subject to Section 8(f) below) determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

(ii)	the number of shares with respect to which the Stock Appreciation Right is exercised.

(e)	Form and Timing of Payment. Payment for SARs shall be made in cash. Such payment shall be made as soon as reasonably practicable following the date of exercise of such SARs.

(f)	Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

(g)	Term of SAR. The term of an SAR granted under the Plan shall expire no later than ten years after the date of grant.

(h)	Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7(f), 7(g) and 7(h) herein.

(i)	Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Subject to the terms and conditions of this Section 9 and the Award Agreement, upon delivery of shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such Restricted Shares, subject to the terms and restrictions set forth in this Section 9 or the applicable Award Agreement or as determined by the Committee.

(b)	Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws and may add a legend to the certificates representing Restricted Stock to give appropriate notice of such restrictions.

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(c)	Rights as a Shareholder. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(d)	Separation from Service Due to Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9(g) hereof shall automatically terminate upon such Separation from Service.

(e)	Separation from Service for Reasons other than Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service for any reason other than those set forth in Section 9(d) hereof during the Period of Restriction, then any shares of Restricted Stock still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)	Delivery of Shares. Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s shares of Restricted Stock (whether through the lapse of time or early termination as provided above), and after all conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapsed (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such shares of Restricted Stock shall become freely transferable by such Participant.

(g)	Nontransferability During Period of Restriction. Except as provided in Section 9(f) hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 13 hereof), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock.

10.	Restricted Stock Units.

(a)	Grant of Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Restricted Stock Units shall be similar to Restricted Stock, except no shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units.

(b)

Other Conditions and Restrictions. Payment with respect to Restricted Stock Units shall not be paid for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock Units, or upon

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earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section 13 hereof), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock Units. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.

(c)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Restricted Stock Units.

(d)	Separation from Service Due to Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock Units shall automatically terminate upon such Separation from Service.

(e)	Separation from Service for Reasons other than Death or Disability During Period of Restriction. In the event of a Participant’s Separation from Service for any reason other than those set forth in Sections 9(d) hereof during the Period of Restriction, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)	Payment of Restricted Stock Units. Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by a cash payment determined by reference to the then-current Fair Market Value of Shares.

(g)	Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

(h)	Nontransferability. Restricted Stock Units, and all rights with respect to Restricted Stock Units, granted to a Participant under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

11.	Performance Units.

(a)

Grant of Performance Units. Subject to the provisions of Sections 5 and 6, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant. Such

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entitlements of a Participant with respect to his or her outstanding Performance Units shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

(b)	Value of Performance Units. Each Performance Unit shall have an initial value of one hundred dollars ($100.00). The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit to the Participant. The time period during which the performance goals must be met shall be called a “Performance Period”, and also is to be determined by the Committee and set forth in the Award Agreement.

(c)	Payment of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 11(b) have been met.

(d)	Form and Timing of Payment. Payment in Section 11(c) above shall be made in cash. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement.

(e)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Performance Units.

(f)	Separation from Service Due to Death, Disability or Retirement During Performance Period. In the event of a Participant’s Separation from Service because of death, Disability or Retirement during the Performance Period, the holder of a Performance Unit shall receive a prorata payment based on the number of months’ service during the Performance Period but taking into account the achievement of performance goals during the entire Performance Period. Payment shall be made as specified in the applicable Award Agreement after completion of the applicable Performance Period at the time payments are made to Participants who did not have a Separation from Service during the Performance Period.

(g)	Separation from Service for Other Reasons During Performance Period. In the event of a Participant’s Separation from Service for any reason other than death, Disability or Retirement during the Performance Period, all Performance Units shall be forfeited.

(h)	Nontransferability. No Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(i)	Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

12.	Performance Shares.

(a)	Grant of Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Shares may be granted to Participants at any time and from time to time as shall be

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determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant. Such entitlements of a Participant with respect to his or her outstanding Performance Shares shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

(b)	Value of Performance Shares. Each Performance Share initially shall represent one share of Stock. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share to the Participant. The time period during which the performance goals must be met shall be called a “Performance Period”, and also is to be determined by the Committee and set forth in the Award Agreement.

(c)	Payment of Performance Shares. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive in cash the value thereof as determined by the extent to which performance goals discussed in Section 12(b) have been met.

(d)	Form and Timing of Payment. Payment in Section 12(c) above shall be made in cash. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement.

(e)	Separation from Service Due to Death, Disability or Retirement During Performance Period. In the event of a Participant’s Separation from Service because of death, Disability or Retirement during the Performance Period, the holder of a Performance Share shall receive a prorata payment based on the number of months’ service during the Performance Period but taking into account the achievement of performance goals during the entire Performance Period. Payment shall be made as specified in the applicable Award Agreement after completion of the applicable Performance Period at the time payments are made to Participants who did not have a Separation from Service during the Performance Period.

(f)	Separation from Service for Other Reasons During Performance Period. In the event of a Participant’s Separation from Service for any reason other than death, Disability or Retirement during the Performance Period, all Performance Shares shall be forfeited.

(g)	Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(h)	Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit and Performance Share shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Share or Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

13.	Performance Goals.

(a)	For purposes of Sections 9, 10, 11 and 12 hereof, “performance goals” shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be

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satisfied or met during the Period of Restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt, in the case of a grant of the Restricted Stock, of the shares of Stock subject to such grant, or in the case of Awards of Restricted Stock Units, Performance Units or Performance Shares, of payment with respect to such Awards.

(b)	In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals shall be based on the attainment of specified levels of one or more of the following measures: basic earnings per share, basic cash earnings per share, diluted earnings per share, diluted cash earnings per share, net income, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average shareholders’ equity, cash return on average shareholders’ equity, return on average tangible shareholders’ equity, cash return on average tangible shareholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, growth in fees and service charges income, loan production volume, growth in loan originations and loan origination fees, non-performing loans, loan charge offs (or net charge offs), allowance for loan losses, cash flow, regulatory capital ratios, deposit levels, tangible assets, improvement in or attainment of working capital levels, maintenance of asset quality, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, pre-tax pre-provision core operating earnings, any other performance criteria established by the Committee and any combination of the foregoing.

(c)	If an Award is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code (generally, prior to the 90th day of the applicable Performance Period), and the regulations promulgated thereunder. Performance goals may be particular to an Eligible Employee or the department, branch, Affiliate or division in which the Eligible Employee works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code.

(d)	Upon completion of the Period of Restriction or the Performance Period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

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14.	Beneficiary Designation.

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

15.	Rights of Eligible Employees.

(a)	Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

(b)	Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

16.	Change-in-Control.

(a)	In General. Except as expressly provided otherwise in an Award Agreement, in the event of a Change-in-Control of the Company as defined in Section 16(b) below, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the Change-in-Control, or at target, whichever is higher, and all other Awards, including SARs and Restricted Stock Units shall be paid out based on the terms thereof.

(b)	Definition. For purposes of the Plan, a “Change-in-Control” shall mean any one or more of the following:

(i)	any individual, corporation (other than the Company or Trustco Bank, which, for purposes of this Section 16(b), are collectively referred to as the “Companies”), partnership, trust, association, pool, syndicate, or any other entity or group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of either of the Companies possessing 20% or more of the voting power for the election of directors of either of the Companies; or

(ii)

there shall be consummated any consolidation, merger or other business combination involving either of the Companies or the securities of either of the Companies in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either of the Companies (or, if either of the Companies does not survive

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such transaction, voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of the Companies (or such other surviving entity or entities); or

(iii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of either of the Companies cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by either of the Companies’ shareholders, of each new director of either of the Companies was approved by a vote of at least two-thirds of the directors of either of the Companies then still in office who were directors of either of the Companies at the beginning of any such period; or

(iv)	removal by the stockholders of all or any of the incumbent directors of either of the Companies other than a removal for cause; or

(v)	there shall be consummated at any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either of the Companies to a party which is not controlled by or under common control with either of the Companies.

(c)	Compliance with Section 409A. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change-in-Control that is not a “Qualified Change-in-Control” (as defined below) occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-in-Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee. The Committee shall not extend the period to exercise an Option or SAR to the extent that such extension would cause the Option or SAR to become subject to Code Section 409A. Additionally, the Committee shall not take any action pursuant to this Section 16 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

(d)	Qualified Change-in-Control Defined. For purposes hereof, a “Qualified Change-in-Control” means a Change-in-Control that qualifies as a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder.

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17.	Amendment, Modification and Termination of Plan.

(a)	Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(i)	except as is provided in Section 5(d), increase the maximum number of Shares that may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 5(a);

(ii)	except as is provided in Section 5(d), decrease the minimum Option Price or Grant Price requirements of Sections 7(b) and 2(a)(xxiv), respectively;

(iii)	change the class of persons eligible to receive Awards under the Plan;

(iv)	change the performance goals described in Sections 9, 10, 11, 12 and 13.

(v)	extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 7 or Section 8, as applicable; or;

(vi)	otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), and/or so that any Award that is intended to qualify as Performance-Based Compensation shall qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) any amendment or modification of any Award or Award Agreement must comply with Section 21.

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(b)	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 5(d)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise, and any such adjustment that is made with respect to an Award that is intended to qualify as performance-based compensation under Code Section 162(m) (or any successor provision) shall be made consistent with such intent. Additionally, neither the Board nor the Committee shall make any adjustment pursuant to this Section 17 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

18.	Tax Withholding.

(a)	Tax Withholding. The Company shall deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)	Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

19.	Indemnification.

Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in

19

any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.	Incentive-Based Compensation Recovery.

Notwithstanding any other provision to the contrary of the Plan, any Award or agreement relating to an Award, any Award and any shares of Stock, cash or other compensation received by an Eligible Employee pursuant to this Plan that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Each Eligible Employee shall promptly return any such incentive-based compensation that the Company determines it is required to recover from such Eligible Employee under any such policy.

21.	Repricing.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor a Committee may authorize the repricing of an Award without the prior approval of the Company’s shareholders. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (a) to lower the exercise price or price per share of an Award after it is granted, (b) to purchase for cash or shares an outstanding Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock, (c) to take any other action that is treated as a repricing under generally accepted accounting principles or (d) to cancel an Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock in exchange for another Award or Company equity. For purposes of this Section 21, however, an adjustment pursuant to Section 5(d) shall not be deemed to be a repricing.

22.	Requirements of Law.

(a)	Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)

Governing Law. The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent

20

superseded by applicable United States federal law. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(c)	Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, Code Section 409A) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service.

(d)	Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket
Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 20, 2015.

Vote by Internet

• Go to www.investorvote.com/TRST

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1.	Election of Directors:		For	Withhold

	01 -	Thomas O. Maggs	☐	☐

	02 -	Robert J. McCormick	☐	☐

	03 -	William J. Purdy	☐	☐

		For	Against	Abstain

2.	Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan.	☐	☐	☐

3.	Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers.	☐	☐	☐

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		For	Against	Abstain

4.	Ratification of the appointment of Crowe Horwath LLP as Independent Auditors for 2015.	☐	☐	☐

5.	Such other business that properly may be brought before the meeting or any adjournments thereof.

Comments:

B	Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

/ /

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021KYE

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

TrustCo Bank Corp NY Shareholders

Thursday, May 21, 2015 4:00PM Local Time

Mallozzi’s Restaurant

1930 Curry Road, Rotterdam, NY 12303

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE,

DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TrustCo Bank Corp. NY

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — Thursday, May 21, 2015

This proxy is solicited on behalf of the Board of Directors of TrustCo Bank Corp NY for the Annual Meeting of Shareholders to be held on May 21, 2015.

The person whose name and signature appears hereon hereby appoints Paul Heiner and William F. Terry, and each of them, the proxy or proxies of such person, with full power of substitution, to vote as indicated herein all shares of common stock of TrustCo Bank Corp NY which such person is entitled to vote at the Annual Meeting, to be held at Mallozzi’s Restaurant, 1930 Curry Road, Rotterdam, NY 12303, at 4:00 p.m. (local time) on Thursday, May 21, 2015 and at any adjournment(s) or postponements thereof.

The proxies are directed to vote as specified on the reverse side and in their discreation on all other matters coming before the Annual Meeting. If no direction is made, the proxies will vote “FOR” all nominees listed for election of directors and “FOR” Proposals 2, 3 and 4.

The undersigned acknowledges receipt from TrustCo Bank Corp NY prior to the execution of this proxy of a Notice of the Annual Meeting, the Proxy Statement, and Annual Report.

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

•	Go to www.investorvote.com/TRST

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

TrustCo Bank Corp NY Shareholder Meeting to be Held on May 21, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/TRST.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 11, 2015 to facilitate timely delivery.

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021LAC

TrustCo Bank Corp NY’s Annual Meeting of Shareholders will be held on May 21, 2015 at Mallozzi’s Restaurant, 1930 Curry Road, Rotterdam, NY 12303, at 4:00 p.m. (local time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 - 4:

1.	Election of Directors.

2.	Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan.

3.	Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers.

4.	Ratification of the appointment of Crowe Horwath LLP as Independent Auditors for 2015.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/TRST. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials TrustCo Bank Corp NY” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 11, 2015.

021LAC